Filed Pursuant to Rule 424(b)(3)
Registration No. 333-276334

PROSPECTUS SUPPLEMENT NO. 4
(to Prospectus dated June 25, 2024)

Up to 1,997,116 Shares of Common Stock

1,700,884 Shares of Common Stock Underlying the Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated June 25, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-11 (File No. 333-276334) with the information contained in our Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on August 14, 2024 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “AIRE.” On August 14, 2024, the closing price of our common stock was $1.15.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

We are a “controlled company” under the Nasdaq listing rules because Giri Devanur, our chief executive officer and chairman, owns approximately 62.35% of our outstanding common stock. As a controlled company, we are not required to comply with certain of Nasdaq’s corporate governance requirements; however, we will not take advantage of any of these exceptions.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 15, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2024

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to _______________

Commission File Number 001-41839

REALPHA TECH CORP.

(Exact name of registrant as specified in its charter)

Delaware	86-3425507
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6515 Longshore Loop, Suite 100

Dublin, OH 43017

(Address of principal executive offices)

(Zip Code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period than the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 13, 2024, the registrant has 44,323,226 shares of common stock, par value $0.001, issued and outstanding.

REALPHA TECH CORP.

FORM 10-Q

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2024

i

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

REALPHA TECH CORP.

Condensed Consolidated Balance Sheet

As of June 30, 2024 and December 31, 2023

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS

Current Assets
Cash	$3,682,327	$6,456,370
Accounts receivable	34,330	30,630
Prepaid expenses	130,912	242,795
Other current assets	690,218	670,499
Total current assets	4,537,787	7,400,294

Property and Equipment, at cost
Property and equipment, net	100,465	328,539

Other Assets
Investments	90,000	115,000
Other long term assets	156,250	406,250
Intangible assets, net	869,101	997,962
Goodwill	17,887,233	17,337,739
Capitalized software development - work in progress	996,049	839,085

TOTAL ASSETS	$24,636,885	$27,424,869

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$536,483	$461,875
Other loans	47,524	190,095
Accrued expenses	522,816	817,114
Other current liabilities	268,635	-
Total current liabilities	1,375,458	1,469,084

Long-Term Liabilities
Deferred liabilities, net of current portion	1,000,000	1,000,000
Mortgage loans	-	247,000
Other long term liabilities	53,348	-
Total liabilities	2,428,806	2,716,084

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023	-	-
Common stock ($0.001 par value; 200,000,000 shares authorized, 44,323,226 shares outstanding as of June 30, 2024; 200,000,000 shares authorized, 44,122,091 shares outstanding as of December 31, 2023)	44,324	44,123
Additional paid-in capital	37,295,942	36,899,497
Accumulated deficit	(15,135,194)	(12,237,885)
Total stockholders’ equity (deficit) of reAlpha Tech Corp.	22,205,072	24,705,735

Non-controlling interests in consolidated entities	3,007	3,050
Total stockholders’ equity (deficit)	22,208,079	24,708,785

TOTAL LIABILITIES AND STOCKOLDERS’ EQUITY	$24,636,885	$27,424,869

REALPHA TECH CORP.

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2024 and 2023

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Revenues	$62,353	$54,827	$82,779	$166,278
Cost of Revenues	18,250	30,442	36,499	119,158
Gross Profit	44,103	24,385	46,280	47,120

Operating Expenses
Wages, benefits and payroll taxes	476,179	296,186	895,084	482,443
Repairs & maintenance	846	24,645	1,595	29,106
Utilities	979	6,700	2,641	11,873
Travel	64,317	11,239	111,281	53,199
Dues & subscriptions	24,385	16,247	36,743	36,285
Marketing & advertising	130,378	57,569	207,740	146,669
Professional & legal fees	311,792	325,138	780,517	650,298
Depreciation & amortization	69,331	23,242	140,784	71,245
Other operating expenses	176,162	47,947	314,029	113,582
Total operating expenses	1,254,369	808,913	2,490,414	1,594,700

Operating Loss	(1,210,266)	(784,528)	(2,444,134)	(1,547,580)

Other Income (Expense)
Interest income	363	(372)	720	172
Other income	129,388	2,140	129,388	2,140
Gain on sale of myAlphie	-	5,502,774	-	5,502,774
Interest expense	(1,041)	(49,379)	(11,843)	(91,191)
Other expense	(396,756)	(16,179)	(571,488)	(76,772)
Total other income (expense)	(268,046)	5,438,984	(453,223)	5,337,123

Net (Loss) Income	(1,478,312)	4,654,456	(2,897,357)	3,789,543

Less: Net Income (Loss) Attributable to Non-Controlling Interests	17	232	(48)	41

Net (Loss) Income Attributable to Controlling Interests	$(1,478,329)	$4,654,224	$(2,897,309)	$3,789,502

Net (loss) income per share — basic	$(0.03)	$0.11	$(0.07)	$0.09

Net (loss) income per share — diluted	$(0.03)	$0.11	$(0.07)	$0.09

Weighted-average outstanding shares — basic	44,224,893	42,522,441	44,173,208	41,823,285

Weighted-average outstanding shares — diluted	44,224,893	42,522,441	44,173,208	41,823,285

REALPHA TECH CORP.

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

for the Three and Six Months Ended June 30, 2024 and 2023

(Unaudited)

			Additional		ReAlpha Tech Corp. and	Non-	Total
	Common Stock		Paid-in	Accumulated	Subsidiaries	Controlling	Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Interests	Equity

Balance at December 31, 2023	44,122,091	$44,123	$36,899,497	$(12,237,885)	$24,705,735	$3,050	$24,708,785
Net loss	-	-	-	(1,418,980)	(1,418,980)	(65)	(1,419,045)
Balance at March 31, 2024	44,122,091	$44,123	$36,899,497	$(13,656,865)	$23,286,755	$2,985	$23,289,740
Net loss	-	-	-	(1,478,329)	(1,478,329)	17	(1,478,312)
Shares issued to employees & directors	201,135	201	202,945	-	203,146	-	203,146
Shares issue - Naamche acquisition	-	-	193,500	-	193,500	-	193,500
RTC India - non controlling interest	-	-	-	-	-	5	5
Balance at June 30, 2024	44,323,226	$44,324	$37,295,942	$(15,135,194)	$22,205,072	$3,007	$22,208,079

			Additional		ReAlpha Tech Corp. and	Non-	Total
	Common Stock		Paid-in	Accumulated	Subsidiaries	Controlling	Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Interests	Equity

Balance at December 31, 2022	9,376,400	$9,376	$6,979,840	$(9,775,175)	$(2,785,959)	$1,814	$(2,784,145)
Net loss	-	-	-	(864,722)	(864,722)	(191)	(864,913)
Shares issued through Reg A offering	153,697	154	1,435,826	-	1,435,980	-	1,435,980
Reg A offering costs	-	-	(79,379)	-	(79,379)	-	(79,379)
Distribution to syndicate members	-		(13,375)	-	(13,375)	3,292	(10,083)
Shares issued for acquisition of Rhove	1,312,025	1,312	13,118,938	-	13,120,250	-	13,120,250
Shares issued for services	304,529	305	3,044,985	-	3,045,290	-	3,045,290
Shares issued in former parent	543,420	543	149,457	-	150,000	-	150,000
RTC India - Non controlling interest	-	-	-	-	-	641	641
Cancellation of shares in the former parent	(9,167,630)	(9,167)	(241,957)	-	(251,124)	-	(251,124)
Recapitalization of shares	40,000,000	40,000	410,000	-	450,000	-	450,000
Downstream merger transaction	-	-	(697,175)	-	(697,175)	-	(697,175)

Balance at March 31, 2023	42,522,441	$42,523	$24,107,160	$(10,639,897)	$13,509,786	$5,556	$13,515,342
Net loss	-	-	-	4,654,224	4,654,224	232	4,654,456
Cancellation of shares	(350)	-	(3,500)	-	(3,500)	-	(3,500)
Distribution to syndicate members	-	-	-	-	-	(3,292)	(3,292)
RTC India - Non Controlling Interest	-	-	-	-	-	263	263
Balance at June 30, 2023	42,522,091	$42,523	$24,103,660	$(5,985,673)	$18,160,510	$2,759	$18,163,269

REALPHA TECH CORP.
Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2024, and 2023

(Unaudited)

	For the Six Months Ended June 30, 2024	For the Six Months Ended June 30, 2023
Cash Flows from Operating Activities:
Net income (loss)	$(2,897,357)	$3,789,543
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	140,784	71,245
Stock based compensation	203,146	-
Commitment fee expenses	250,000	-
Gain on sale of properties	(31,392)	-
Gain on previously held equity	(129,045)	-
Gain on sale of myAlphie	-	(5,502,774)
Changes in operating assets and liabilities:
Accounts receivable	152,829	76,911
Prepaid expenses	111,883	31,701
Other current assets	(17,670)	(154,638)
Accounts payable	28,102	(428,065)
Accrued expenses	(362,159)	(242,282)
Total adjustments	346,478	(6,147,902)
Net cash used in operating activities	(2,550,879)	(2,358,359)

Cash Flows from Investing Activities:
Proceeds from sale of properties	78,000	-
Additions to property, plant & equipment	(1,245)	(23,196)
Cash acquired through business combination	786	(25,000)
Capitalized software development - work in progress	(156,964)	276,450
Net cash (used in) provided in investing activities	(79,423)	228,254

Cash Flows from Financing Activities:
Payments of debt	(143,885)	(347,226)
Proceeds from issuance of common stock	-	313,873
Net cash used in financing activities	(143,885)	(33,353)

Net decrease in cash	(2,774,187)	(2,163,458)

Effect of exchange rate changes on cash	144	-

Cash - Beginning of Period	6,456,370	2,989,782

Cash - End of Period	$3,682,327	$826,324

Reconciliation of Cash
Cash	$3,682,327	$826,324
Total cash	$3,682,327	$826,324

reAlpha Tech Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Description of Business

ReAlpha Tech Corp. and Subsidiaries (“we,” “us,” “our,” the “Company” or the “Registrant”) were initially incorporated with the name reAlpha Asset Management, Inc. in the State of Delaware on April 22, 2021. Initially, our asset-heavy operational model centered on using proprietary artificial intelligence (“AI”) tools for real estate acquisition, converting properties into short-term rentals, and offering fractional interests to investors. However, due to current macroeconomic challenges like higher interest rates and inflated property prices, we’ve suspended real estate acquisition operations. Our new focus is on enhancing our AI technologies to continuously improve our commission-free, AI-powered end-to-end homebuying platform, driven by a growth strategy centered on strategic acquisitions.

The Company’s head office is located at 6515 Longshore Loop, Suite 100 — Dublin, OH 43017.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC for Quarterly Reports on Form 10-Q. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The condensed consolidated balance sheet as of December 31, 2023 has been derived from the Company’s audited consolidated financial statements as of that date.

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the U.S., and have been consistently applied in the preparation of the financial statements. The financial statements include the operations, assets, and liabilities of the Company. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary to fairly present the accompanying financial statements. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s Transition Report on Form 10-KT for the eight month period ended December 31, 2023 (the “Form 10-KT”). Operating results for interim periods are not necessarily indicative of operating results for an entire fiscal year or any other future periods.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Significant Accounting Policies

There have been no material changes to our significant accounting policies from our Form 10-KT.

Recently Issued Accounting Pronouncements:

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). ASU 2023-07 requires expanded disclosures about reportable segments including additional information on segment expenses, expanded interim period disclosures, and an explanation of how the chief operating decision maker utilizes segment information in evaluating segment performance. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. We are currently assessing the impact that the adoption of ASU 2023-07 will have on the disclosures in our consolidated financial statements.

Reclassification Presentation

Certain amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Note 3 - Going Concern

With the implementation of FASB standard on going concern, ASU No. 2014-15, we assessed going concern uncertainty in our condensed consolidated financial statements to determine if we have sufficient cash and cash equivalents on hand and working capital, including available loans or lines of credit, if any, to operate for a period of at least 12 months from the date our condensed consolidated financial statements are issued, which is referred to as the “look-forward period” as defined by ASU No. 2014-15. As part of this assessment, based on conditions that are known and reasonably knowable to us, we consider various scenarios, forecasts, projections, and estimates, and we make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and our ability to delay or curtail those expenditures or programs, if necessary, among other factors.

While we anticipate continued operating losses in the near future, and our cash position as of June 30, 2024 may not fully cover operations for the 12-month period following the date of issuing the condensed consolidated financial statements included in this report, we are confident in our strategy to continue investing in the commercialization of our products and technologies and our ability to continue operations. If we are unable to cover our operating expenses for the next 12-month period through the commercialization of our technologies, or if we are unable to raise sufficient capital through additional debt or equity arrangements, to the extent needed, there will be uncertainty regarding our ability to maintain liquidity sufficient to operate the business effectively, which raises substantial doubt as to our ability to continue as a going concern within one year from the date of issuance of these condensed consolidated financial statements. We believe we have alleviated the substantial doubt of our ability to continue operations by securing funding of approximately $5.45 million in gross proceeds pursuant to the issuance of a secured note on August 14, 2024, pursuant to which we raised approximately $5.0 million in net proceeds, after paying related expenses and fees (see “Note 13 – Subsequent Events” below for additional information).

The condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

As of June 30, 2024, we had approximately $3.7 million in cash.

Note 4 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefits for the periods presented are offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers the realization of such amounts to be more likely than not.

Note 5 - Business Combinations

On May 6, 2024, we completed our acquisitions of Naamche, Inc. (“U.S. Naamche”) and Naamche, Inc. Pvt Ltd. (“Nepal Naamche,” and together with U.S. Naamche, “Naamche”). As a result, the Company now owns 100% of the issued and outstanding shares of capital stock of Naamche, and both entities are wholly-owned subsidiaries of the Company. We acquired Naamche to assist the Company with the research and development of its proprietary AI algorithms and other technologies.

The purchase price consisted of (i) a $50,000 cash payment, (ii) 225,000 restricted shares of the Company’s common stock to be issued within 9 months from the closing date of the acquisitions, and (iii) $450,000 in cash, payable over a 3-year period following the closing date of the acquisitions based on the achievement by Naamche of specified revenue-based targets.

Due to the limited amount of time since closing the transaction, the preliminary allocation of the purchase price is not yet complete. We expect most of the purchase price will be allocated to goodwill and other identifiable intangible assets. Naamche is included in our consolidated financial statements beginning on the date of acquisition and reported as part of our Technology Services (formerly “Platform Services”) segment.

We estimated fair values on the acquisition date, for the preliminary allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed in connection with the Naamche acquisition. During the measurement period, not to exceed 12 months, we will continue to obtain information to assist in finalizing the fair value of assets acquired and liabilities assumed, which may differ materially from these preliminary estimates. If we determine any measurement period adjustments are material, we will apply those adjustments, including any related impacts to net income, in the reporting period in which the adjustments are determined. Accordingly, the fair value measurements noted below are preliminary and subject to modification in the future.

The table below represents the preliminary purchase price allocation to total assets acquired and liabilities assumed and the associated estimated useful lives as of the acquisition date.

Purchase price allocation	Fair value
Net Property Plant & Equipment	76,350
Other Current Assets	2,050
Cash & Cash Equivalents	50,786
Accounts Receivable	15,745
Accounts Payable	(46,506)
Accrued Expenses	(36,480)
Dividend Payable	(31,381)
Long Term Loans	(54,662)
Goodwill	549,494
Net assets acquired	$525,396

Note 6 – Property and Equipment

1.	Investments in property and equipment consisted of the following as of June 30, 2024

a.	Investments in property and equipment other than held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Computer	$34,372	(20,635)	$13,737
Furniture and fixtures	45,074	(17,629)	27,445
Vehicles	73,969	(14,686)	59,283
Total investment in property and equipment	$153,415	$(52,950)	$100,465

2.	Investments in property and equipment consisted of the following as of December 31, 2023

a.	Investments in property and equipment other than held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Computer	$33,401	$(11,856)	$21,545
Furniture and fixtures	20,853	(7,467)	13,386
Total investment in property and equipment	$54,254	$(19,323)	$34,931

b.	Investments in property and equipment held for sale

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$19,690	$-	$19,690
Buildings and building improvements	267,117	(6,172)	260,945
Furniture and fixtures	16,090	(3,117)	12,973
Total investment in real estate	$302,897	$(9,289)	$293,608

The Company recorded depreciation expenses of $69,331 and $22,107 for the three months ended June 30, 2024, and June 30, 2023, respectively. The Company also recorded depreciation expenses of $140,784 and $48,658 for the six months ended June 30, 2024, and June 30, 2023, respectively.

Note 7 – Capitalized Software Development Costs, Work In Progress

Qualifying internal-use software costs incurred during the application development stage, which consist primarily of internal product development costs, outside services, and purchased software license costs are capitalized. As of June 30, 2024 and December 31, 2023, the balance of capitalized software costs, work in progress amounted to $996,049 and $839,085, respectively.

The Company assesses the carrying amount of capitalized software costs for impairment regularly and considers the recoverability of capitalized costs based on expected future benefits and cash flows. Any impairment loss, if identified, is recognized in the statement of operations.

Note 8 – Other Loans

Other loans consisted of the following as of June 30, 2024, and December 31, 2023:

	June 30,	December 31,
	2024	2023
First Insurance Loan	47,524	190,095
Total Short-term debt, net	$47,524	$190,095

Note 9 - Mortgage and Other Long-Term Loans

Long-term liabilities consisted of the following as of June 30, 2024, and December 31, 2023:

	June 30,	December 31,
	2024	2023
Mortgage note with a bank. The note bears interest at a rate of 7.5% and provides for monthly interest payments. The note matures on January 1, 2053 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	$-	$247000
Vehicle loan with a bank. The loan bears interest at a rate of 11.17% and provides for monthly interest and principal payments. The loan tenure ends on October 20, 2029.	53,348	-
Total Mortgage & other long-term loans	$53,348	$247,000

Note 10 - Stockholders’ Equity (Deficit)

The total number of shares of capital stock that the Company has the authority to issue is up to 205,000,000 shares, consisting of: (i) 200,000,000 shares of common stock, having a par value of $0.001 per share; and (ii) 5,000,000 shares of preferred stock, having a par value of $0.001 per share. As of June 30, 2024 there were 44,323,226 shares of common stock issued and outstanding and as of December 31, 2023, there were 44,122,091 shares of common stock issued and outstanding, and there were 0 shares of preferred stock outstanding as of June 30, 2024 and December 31, 2023.

Stock Based Compensation

We issued an aggregate of 201,135 shares of common stock during and as of the quarter ended June 30, 2024, pursuant to reAlpha Tech Corp.’s 2022 Equity Incentive Plan (the “2022 Plan”) described below.

Equity Incentive Plan

We maintain the 2022 Plan, under which we may grant awards to our employees, officers and directors and certain other service providers. The compensation committee of our board of directors administers the 2022 Plan. The 2022 Plan permits grants of awards to eligible employees, consultants and other service providers. The aggregate number of shares of common stock that may be issued under the 2022 Plan may not exceed 4,000,000 shares of common stock. All of our current employees, consultants and other service providers are eligible to be granted awards under the 2022 Plan. Eligibility for awards under the 2022 Plan is determined by the board of directors at its discretion.

The 2022 Plan permits the discretionary award of incentive stock options (“ISOs”), non-statutory stock options (“NQSOs”), stock awards (which may have varying vesting schedules and be subject to lock-up periods at the board of directors’ discretion) and other equity awards to selected participants. Unless sooner terminated, no ISO may be granted under the 2022 Plan on or after the 10th anniversary of the Effective Date (as defined in the 2022 Plan).

The compensation committee has the sole discretion in setting the vesting period and, if applicable, exercise schedule of an award, determining that an award may not vest for a specified period after it is granted and accelerating the vesting period of an award. The plan administrator determines the exercise or purchase price of each award, to the extent applicable. The 2022 Plan does not allow for the assignment, transfer or exercise of awards other than by will or the laws of descent and distribution.

Unless otherwise provided by the participant’s Option Award Agreement or Stock Award Agreement (as both terms are defined in the 2022 Plan) issued pursuant to the 2022 Plan, upon the participant’s termination for any reason, including but not limited to death, Disability (as defined in the 2022 Plan), voluntary termination nor involuntary termination with or without Cause (as defined in the 2022 Plan), all unvested equity awards in the form of options or shares shall be forfeited. Vested options, unless otherwise provided, will remain exercisable for three (3) months following termination of the participant if such termination is for any reason other than death, Disability or termination for Cause. In case the participant’s separation from service is due to death or Disability, then the vested options will be exercisable for a period of twelve (12) months thereafter. In case the participant’s termination is for Cause, the participant will immediately forfeit any and all options issued to such participant under the 2022 Plan.

The 2022 Plan also provides the Company with a right of repurchase all or portion of the shares awarded to the participant under the 2022 Plan, which may be exercised in case a participant separates from service for any reason, at a price equal to the fair market value, as determined by the board of directors. In the event of a Change in Control (as defined in the 2022 Plan), the board of directors will have the sole discretion to address the treatment of a participant’s unvested awards in connection with such Change in Control in the participant’s award agreement.

The board of directors may modify, amend or terminate the plan at any time, provided that no such modification, amendment or termination of the 2022 Plan materially affects the rights of a participant under a previously granted award without that participant’s consent. Further, the board of directors cannot, without the approval of the Company’s stockholders, amend this plan: (i) increase the number of common stock with respect to the ISOs that may be granted under the 2022 Plan; (ii) make any changes in the class of employees eligible to receive the ISOs under the plan; (iii) without stockholder approval if required by applicable law.

Warrants

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in FASB Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of the warrant’s issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

The Warrants issued in connection with the follow-on offering and in connection with the GEM Agreement meet the criteria for equity classification under ASC 480 and ASC 815, therefore, the warrants are classified as equity.

On October 23, 2023, pursuant to the terms of the GEM Agreement (as defined below), we issued GYBL warrants to purchase up to 1,700,884 shares of the Company’s common stock (the “GEM Warrants”). The GEM Warrants are exercisable, for cash, at an original exercise price of $406.67 per share, which exercise price was subsequently adjusted to $371.90 after the Company’s most recent public offering and the exercise price of the GEM Warrants is subject to further adjustments specified therein.

On November 24, 2023, we conducted a follow-on offering by issuing 1,600,000 units priced at $5.00 per unit (the “follow-on offering”), each unit consisting of one share of common stock and one and a half warrants to purchase common stock (the “Follow-On Warrants,” and together with the GEM Warrants, the “Warrants”). The Follow-On Warrants permit holders to exercise them over a five-year period at an exercise price of $5.00 per share, subject to “full ratchet” anti-dilution provisions included therein. The “full ratchet” anti-dilution provisions provide that the Follow-On Warrants’ exercise price can be adjusted downward to a floor price of $1.44 per share as a result of subsequent offerings, and the share amount issuable pursuant to such warrants would increase such that the aggregate exercise price payable thereunder would equal the aggregate exercise price prior to such adjustment.

We believe the likelihood that any Warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our common stock. If the trading price for our common stock is less than $371.90 per share, in the case of the GEM Warrants, and less than $5.00 per share, in the case of the Follow-On Warrants, we believe holders of the Warrants will be unlikely to exercise them. While current conditions influencing the exercise of the Warrants make such exercise unlikely, further adjustments to their exercise prices, or an adjustment to the amount of shares issuable upon exercise thereof, as applicable, may make the Warrants more attractive for investors to exercise. Our analysis is based on the trading price of our common stock as of August 13, 2024, which was $1.21 per share.

Rights

On March 24, 2023, in connection with the acquisition of Roost Enterprises, Inc. (“Rhove”), we allocated rights to each seller and participating investors a right to purchase 1,263,000 additional shares of common stock (the “Rollover Stock”) at a fixed price of $10 per share within a two-year period following the closing date of acquisition of Rhove and shall thereafter terminate if not exercised within in such two-year period with no modifications to the exercise terms (the “Rights”). These shares were issued without any restrictions.

For details on the factors used in the calculation of the fair value of the Follow-On Warrants and Rights, refer to the audited consolidated financial statements included in the Form 10-KT. As the Follow-On Warrants are classified as equity instruments, they are not subject to fair value remeasurement at the end of each reporting period.

Warrants and Rights activity as of June 30, 2024 were as follows:

	Issue date	Period ended	Contractual life (years)	Warrants Outstanding	Weighted Average Exercise Price	Average Remaining Contractual Life (Years)
Rhove Rights Issued on March 24, 2023	03/04/2023	06/30/2024	2	1,263,000	10.00	0.67
GEM Warrants Issued on October 23, 2023	10/23/2023	06/30/2024	5	1,700,884	371.9	4.31
Follow-on Warrants Issued on November 21, 2023	11/21/2023	06/30/2024	5	2,400,000	5.00	4.39
Warrants outstanding on June 30, 2024				5,363,884	122.52	3.49

Note 11 - Commitments and Contingencies

Pursuant to the terms of that certain Share Purchase Agreement between the Company and GEM Global Yield LLC SCS (“GEM Yield”) and GEM Yield Bahamas Limited (“GYBL,” and collectively, “GEM”), dated December 1, 2022 (the “GEM Agreement”), we are required to indemnify GEM for any losses it incurs as a result of a breach by us or of our representations and warranties and covenants under the GEM Agreement or for any misstatement or omission of a material fact in a registration statement registering those shares pursuant to the GEM Agreement. Also, GEM is entitled to be reimbursed for legal or other costs or expenses reasonably incurred in investigating, preparing, or defending against any such loss. To date, we have not raised any capital pursuant to the GEM Agreement and we may not raise any capital pursuant to it prior to its expiration. Restrictions pursuant to terms of our future financings may also affect our ability to use the GEM Agreement.

The Company maintains indemnification agreements with our directors and officers that may require the Company to indemnify these individuals against liabilities that arise by reason of their status or service as directors or officers, except as prohibited by law.

Legal Matters

India Proceeding Involving Giri Devanur

In 2006, Mr. Devanur became the CEO of an India-based company named Gandhi City Research Park, Private Limited (“Gandhi City Research Park”). Gandhi City Research Park was liquidated as a result of the Lehman Brothers collapse in 2009. In 2010, an investor in Gandhi City Research Park filed a fraud complaint with the Cubbon Park Police Station in Bengaluru, India, against, among others, Mr. Devanur. In 2014, the Cubbon Park Police dismissed all claims. Subsequently, in 2015 the investor appealed the Cubbon Park Police’s decision before the Lower Court. In November 2018, the Lower Court issued a criminal summons against, among others, Mr. Devanur. Mr. Devanur petitioned the High Court to quash the summons. By order dated March 27, 2023, the High Court granted Mr. Devanur’s petition and ordered the Lower Court to reconsider the investor’s appeal. On August 3, 2023, the Lower Court decided to uphold the Cubbon Park Police’s decision and close the criminal case against Mr. Devanur. On December 4, 2023, Mr. Devanur received a petition to challenge the Lower Court’s order to uphold the Cubbon Park Police’s decision and close Mr. Devanur’s criminal case. Mr. Devanur is vigorously contesting this petition.

Malpractice Lawsuit

On May 8, 2023, the Company filed a malpractice lawsuit with the United States District Court for the Southern District of Ohio, Eastern Division, against Buchanan, Ingersoll & Rooney, PC (“Buchanan”), Rajiv Khanna (“Khanna”) and Brian S. North (“North,” together with Buchanan and Khanna, the “Buchanan Legal Counsel”). The complaint alleges that the Buchanan Legal Counsel failed to provide proper and timely legal advice during the Company’s Tier 2 Regulation A offering, resulting in late Blue Sky notice filings with all required states prior to the Company offering and selling securities in those states. As a result, the Company was subject to a number of inquiries, investigations, and subpoenas by the various states, incurring significant legal fees and fines, lost opportunity due to pausing its Regulation A campaign, in addition to the loss of a $20 million institutional investment. The Company is seeking the forfeit of all legal fees associated with this matter, the award of legal fees to bring this matter to action, and further legal and equitable relief as the Court deems just and proper. The Company cannot predict the eventual scope, duration, or outcome at this time.

Note 12 – Segment Reporting

In November 2023, FASB issued ASU 2023-07. ASU 2023-07 requires expanded disclosures about reportable segments including additional information on segment expenses, expanded interim period disclosures, and an explanation of how the chief operating decision maker utilizes segment information in evaluating segment performance. We are currently assessing the impact that the adoption of ASU 2023-07 will have on the disclosures in our consolidated financial statements.

Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, in which the entity holds material assets and reports revenue. We have two reportable segments based on our business units: (i) Technology Services (formerly “Platform Services”) and (ii) Rental Business. Our chief operating decision maker has been identified as the Chief Executive Officer and the President, each of which reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.

	Three months Ended June 30,		Six months Ended June 30,
	2024	2023	2024	2023
Revenue by segment
Technology (formerly “Platform”) services	$62,353	$32,253	$82,779	$95,064
Rental business	-	22,574	-	71,214
Consolidated revenue	62,353	54,827	82,779	166,278
Segment cost of revenue
Technology (formerly “Platform”) services	(18,250)	(26,644)	(36,499)	(107,114)
Rental business	-	(3,798)	-	(12,044)
Consolidated segment cost of revenue	(18,250)	(30,442)	(36,499)	(119,158)
Consolidated segment gross margin	44,103	24,385	46,280	47,120
Segment operating expense
Technology (formerly “Platform”) services	(117,360)	-	(198,269)	(180,867)
Rental business	-	(83,992)	(7,782)	(75,260)
Consolidated segment operating expenses	(117,360)	(83,992)	(206,051)	(256,127)
Total consolidated segment operating loss	(73,257)	(59,607)	(159,771)	(209,007)
Segment other income (expenses)
Technology (formerly “Platform”) services	-	-	-	-
Rental business	-	(49,379)	(10,802)	(104,581)
Total consolidated segment operating profit	(73,257)	(108,986)	(170,573)	(313,588)
Corporate expenses
Operating expenses	(1,137,010)	(724,921)	(2,284,363)	(1,338,574)
Other income (expenses), net	(268,045)	5,488,363	(442,421)	5,441,705
	(1,405,055)	4,763,442	(2,726,784)	4,103,131
Total consolidated loss before income taxes	$(1,478,312)	$4,654,456	$(2,897,357)	$3,789,543

Note 13 - Subsequent Events

The Company has evaluated subsequent events as of the date of this report and has none to report, except as identified below.

Acquisition of AiChat Pte. Ltd.

On July 12, 2024, the Company entered into a Business Acquisition and Financing Agreement (the “Acquisition Agreement”) with AiChat Pte. Ltd., a company incorporated in the Republic of Singapore (“AiChat”), AiChat10X Pte. Ltd., a Singaporean company (the “Seller”), and Kester Poh Kah Yong (the “Founder”). Under the agreement, the Company acquired 85% of the outstanding ordinary shares of AiChat, an AI-driven company specializing in conversational customer experience solutions, from the Seller. The remaining 15% of AiChat’s shares will be acquired on June 30, 2025 (the “Acquisition”).

In exchange for the shares, the Company agreed to pay the Seller a total purchase price of $1,140,000, comprising of: (i) $312,000 in restricted shares of the Company’s common stock, priced at a 10% discount to the 10-day volume weighted average price (VWAP) of the common stock on the Nasdaq Capital Market, to be issued no later than January 1, 2025 (the “First Tranche Shares”); (ii) $588,000 in restricted shares of common stock, also priced at a 10% discount to the VWAP, subject to any Base Case Adjustment (as defined in the Acquisition Agreement), to be issued no later than April 1, 2025 (the “Second Tranche Shares”); and (iii) $240,000 in restricted shares of common stock, calculated at a 5% discount to the VWAP, to be issued no later than December 1, 2025 (the “Third Tranche Shares,” collectively with the First Tranche Shares and the Second Tranche Shares, the “Tranche Shares”). Additionally, the Company agreed to subscribe to and purchase from AiChat: (i) 55,710 ordinary shares of AiChat at the closing of the Acquisition, for $60,000; and (ii) 222,841 ordinary shares of AiChat according to a disbursement schedule to be agreed upon by the Company, AiChat, and the Founder, for a total subscription price of $240,000.

The Tranche Shares will be subject to a 90-day restrictive period (the “Restricted Period”) following issuance, during which the Seller cannot sell, transfer, or otherwise dispose of the shares or request their registration under the Securities Act of 1933, as amended. After the Restricted Period, the shares will be deposited into the Seller’s designated account and then transferred to the Founder based on his beneficial ownership in the Seller. In order to comply with Nasdaq Listing Rule 5635(a), the total Tranche Shares issued cannot exceed 19.99% of the Company’s outstanding common stock immediately before the Acquisition Agreement, which equates to 8,860,213 shares (the “Cap Amount”). Any shares issued in excess of this amount will be paid in cash to the Seller, as specified in the Acquisition Agreement.

Additionally, the Company agreed to guarantee certain Singaporean bank loans from AiChat totaling approximately 862,092 Singapore Dollars (SGD). The Acquisition Agreement also includes the assignment of AiChat’s intellectual property rights from the Seller to the Company. Post-acquisition, the Seller will indemnify the Company and its affiliates against any liabilities, damages, losses, costs, or expenses arising from third-party claims related to the Company and the Acquisition. The Acquisition Agreement contains customary representations, warranties, covenants, and conditions for transactions of this nature.

Acquisition of Controlling Interest of Hyperfast Title LLC

On July 24, 2024, the Company entered into a Membership Interest Purchase Agreement (the “Hyperfast Purchase Agreement”) with David R. Breschi and Kristen Britton (the “Sellers”). Under this agreement, the Company acquired 85% of the outstanding membership interests in Hyperfast Title LLC (“Hyperfast”), a Florida-based company specializing in real estate closings and title insurance. Hyperfast was founded by the owners of Madison Settlement Services, LLC, a national title agency (the “Hyperfast Acquisition”). The Hyperfast Purchase Agreement includes standard representations, warranties, and covenants typical for transactions of this nature.

In conjunction with the Hyperfast Acquisition, the Company, the Sellers, and Hyperfast signed an Amended and Restated Operating Agreement (as amended from time to time, the “Operating Agreement”). The Operating Agreement outlines several key provisions, including: annual license fees to be paid to the Sellers, contingent on their continued service with Hyperfast; annual management fees based on Hyperfast’s operating margin; a right of first refusal for each Hyperfast member to purchase the interests of any member wishing to sell; and various rights for the Company, as the managing member, to acquire the Sellers’ membership interests, and for the Sellers to sell their respective interests in Hyperfast, all in accordance with the terms specified in the Operating Agreement.

Streeterville Capital, LLC Note Purchase Agreement and Secured Promissory Note

On August 14, 2024, the Company entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Lender”) pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $5,455,000 (the “Note”). The Note carries an original issue discount of $435,000 and the Company agreed to pay $20,000 to the Lender to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs, each of which were deducted from the proceeds of the Note received by the Company resulting in a purchase price received by the Company of $5,000,000. Interest under the Note accrues at a rate of 8% per annum, and the unpaid amount of the Note, and any interest, fees, charges and late fees are due 18 months following the date of issuance. The Note and Purchase Agreement include certain material terms, including the Lender’s ability to redeem a portion of the Note from time to time beginning seven months after issuance, events of default and penalties associated therewith, restrictive covenants on our ability to issue securities, subject to exceptions set forth therein, a “most favored nation” provision, among others. In connection with the Note and Purchase Agreement, the Company and Rhove also entered into security agreements and intellectual security agreements in favor of the Lender, and the Company’s U.S. subsidiaries entered into a guaranty in favor of the Lender.

The Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim agreed to serve as lead placement agent on a “reasonable best efforts basis” in connection with the sale of the Note and any additional notes (the “Placement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay Maxim a cash fee equal to 3.75% of the gross proceeds received by the Company for the Note and any additional notes and to reimburse Maxim for its reasonable accountable expenses, including legal fees, up to an aggregate amount of $10,000. In addition, if within nine months of a closing of a sale of the Note or any additional notes, the Company completes any financing of equity or equity-linked capital-raising activity with, or receives proceeds from, any of the investors that were introduced to the Company by Maxim in connection with the Placement, then the Company will pay Maxim a cash fee of 3.75% of the proceeds received from such financing.

See “Part II – Item 5. Other Information” of this report for more information on the Note, Purchase Agreement and related agreements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS REPORT

This Quarterly Report on Form 10-Q, or this “report,” contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions in this report. In particular, these include statements relating to future actions; prospective products, applications, customers and technologies; future performance or results of any products; anticipated expenses; and future financial results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

●	We are employing a business model with a limited track record, which makes our business difficult to evaluate;

●	Our technology that is currently being developed may not yield expected results or be delivered on time;

●	Our ability to integrate any acquisitions successfully;

●	We intend to utilize a significant amount of indebtedness and raise capital through public offerings for the operation of our business;

●	The implementation of artificial intelligence (“AI”) into our technologies may prove to be more difficult than anticipated;

●	The real estate technology industry in which we participate are highly competitive, and we may be unable to compete successfully with our current or future competitors;

●	Our ability to retain our executive officers and other key personnel;

●	If we fail to attract or retain customers and users of our technologies, or if we fail to provide high-quality real estate industry solutions, our business, results of operations, and financial condition would be materially adversely affected;

●	Our real estate investments are currently on hold, and there is no assurance we will resume our short-term rental operations. We may restart these operations depending on macroeconomics factors, such as high interest rates, and general factors such as real estate investment demand, capital availability, investment yields, regulatory changes, competitive landscape and others; and

●	The impact of laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm to our business.

Forward-looking statements may appear throughout this report, including without limitation, the following sections: Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A “Risk Factors.” The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statements included in this report. You should not place undue reliance on these forward-looking statements.

Unless otherwise stated or the context otherwise requires, the terms “reAlpha,” “we,” “us,” “our” and the “Company” refer to reAlpha Tech Corp. and its subsidiaries, as applicable.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited condensed consolidated financial statements and related notes included elsewhere in this report, as well as our audited financial statements and related notes included in our most recent Transition Report on Form 10-KT for the eight months ended December 31, 2023 (the “Form 10-KT”). In addition to historical information, this discussion and analysis here and throughout this report contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements due to a number of factors, including but not limited to, the risks described in the section titled “Risk Factors” in our Form 10-KT.

Business Overview

We are a real estate technology company developing an end-to-end commission-free homebuying platform, which we have named Claire. Utilizing the power of AI and an acquisition-led growth strategy, our goal is to offer a more affordable, streamlined experience for those on the journey to homeownership. Claire integrates AI-driven tools to offer tailored property recommendations, an intuitive visual interface, and included digital title and escrow services. The tagline: “No fees. Just keys. TM” reflects our dedication to eliminating traditional barriers and making homebuying more accessible and transparent.

Claire was announced on April 24, 2024, and it assists homebuyers with tasks such as mortgage pre-approval, booking tours, sending offer letters and completing property acquisitions. Claire also provides market insights, detailed property data, and uses large language models to answer queries and facilitate the homebuying process via a user-friendly, 24/7 web platform. Claire’s capabilities are complemented and supported by reAlpha Realty, LLC, our in-house brokerage firm, on a no-obligation and commission free basis. Although Claire is currently only available for homebuyers in 20 counties in Florida, we intend to expand its capabilities nationwide by the end of 2026 depending on numerous factors, including, among other things, our ability to scale the platform, obtain additional data and successfully market the platform.

Before shifting our focus towards the development of our AI technologies, our operational model was asset-heavy and built on utilizing our proprietary AI powered technology tools for the acquisition of real estate, converting them into short-term rentals, and enabling individual investors to acquire fractional interests in these real estate properties, allowing such investors to receive distributions based on the property’s performance as a short-term rental.

Due to current macroeconomic conditions, such as higher interest rates, inflation, and elevated property prices, our real estate acquisition operations have been halted. Instead, our current focus will be directed towards the continuous enhancement and refinement of Claire and our AI technologies for commercial use to generate technology-derived revenue. Further, as part of our growth strategy, we intend to continue identifying target companies that may be complementary to our business, and we intend to generate revenue from integrating such acquisitions that we may complete from time to time into our business. For instance, in May 2024, we announced the completion of the acquisition of Naamche (as defined below), and in July 2024, we announced the acquisition of AiChat (as defined below), both of which added additional sources of potential technology services revenue. Going forward, we expect to complete additional strategic acquisitions that we believe will add additional sources of potential revenue and services to homebuyers using Claire, including, but not limited to, mortgage brokerages, home insurance, title companies, AI product companies, and real estate brokerages.

We may resume the complementary asset-heavy model from our rental business segment if the prevailing interest rates and other macroeconomic factors align more favorably with such business model. In the meantime, our growth strategy will encompass both organic and inorganic methods through commercialization of our AI technologies that are in varying stages of development and acquisitions of complementary businesses and technologies. In particular, we intend to acquire companies that we believe will complement our business model and accelerate our proposition to expand our technology offerings to customers by offering IT services, staffing and accounting services and others.

Our reportable segments consist of (i) technology services (formerly named “platform services”) and (ii) rental business. Our technology services segment offers and develops AI based products and services to customers in the real estate industry. We are actively developing four operating technologies that are in varying stages of development: GENA, reAlpha BRAIN, reAlpha App and our main AI-powered platform, Claire. Our rental business segment, to the extent we resume operations, focuses on purchasing properties for syndication, which process is powered by this segment’s technologies and products.

Technology Services (formerly “Platform Services”)

We seek to differentiate ourselves from competitors primarily through the integration of AI into our technologies for the real estate industry. We expect that our technology services segment will benefit from the current exponential growth of the AI industry, and we believe that we are well-positioned to take advantage of these current trends due to our early adoption of AI for the development of our technologies.

Our current technology services segment technologies include: (i) reAlpha BRAIN, (ii) reAlpha HUMINT, (iii) GENA, (iv) Claire and (v) reAlpha App.

myAlphie was a previously developed technology included in our technology services segment that was sold on May 17, 2023, and it stopped contributing to our revenues as of such date, except for the revenue generated for the ongoing technical support we are providing to the buyer of myAlphie, Turnit.

Although we have not yet generated revenues from our technologies, we expect that once our technologies are fully operational and available for commercial use by customers, we will generate revenue through subscriptions, licensing fees, pay-per-use basis or other fee arrangements. To the extent we resume operations of our short-term rental operations, we expect to receive fee-based revenues from customers that would utilize the reAlpha App for participating and investing in our Syndications (as defined below).

Rental Business

Our rental business segment operations are currently on hold due to current macroeconomic conditions, such as escalating interest rates, inflation, and elevated property prices. We anticipate resuming operations within this segment through the acquisition of properties and Syndications when the prevailing interest rates and other macroeconomic factors align more favorably with such business model.

To the extent we resume these operations, we plan to utilize our AI-powered technologies to analyze and acquire short-term rental properties that meet our internal investment criteria, or the “Investment Criteria,” which is analyzed and determined by our technologies, for syndication purposes, which short-term rental properties are referred to as “Target Properties.” Once the Target Properties are acquired, they are prepared for rent and listed on short-term rental sites, and, when warranted, disposed of for profits. We plan to make investing in our Target Properties available to investors via our subsidiary, Roost Enterprises, Inc. (“Rhove”). Rhove, along with Rhove Real Estate 1, LLC, reAlpha Acquisitions Churchill, LLC and future Syndication LLCs (the “Rhove SBU”), will create and manage limited liability companies (each, a “Syndication LLC”) to syndicate one or more of the Target Properties through exempt offerings. Once the Syndication LLCs are in place, Rhove will launch exempted offerings to sell membership interests in such properties to investors, through the purchase of membership interests in the Syndication LLCs, pursuant to Regulation A or Regulation D, each as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Syndication”).  We refer to such investors as “Syndicate Members.” To further facilitate the investment process in the Syndication LLCs, our reAlpha App will work parallel with the Syndication process to allow investors to purchase membership interests in those properties and become Syndicate Members. We intend to generate revenue through our property Syndications on the reAlpha App to the extent we resume these operations.

Syndicate Members differ significantly to the holders of our common stock. Rights among Syndicate Members may also vary among each other depending on the specific terms and conditions agreed to in the offering documents pursuant to which the holder becomes a Syndicate Member. By becoming a Syndicate Member, the holder will not acquire any rights to the Company’s common stock and, therefore, will not be entitled to vote, receive a dividend or exercise any other rights of a stockholder of the Company. Likewise, acquiring shares of our common stock will not provide the stockholders the status of Syndicate Member. Both Syndicate Members and our stockholders will receive the same quarterly financial metric information of our listed properties through the reAlpha App and the reAlpha website, which will also be available to the general public without a login, concurrently with our condensed consolidated quarterly results (as more fully described under “Segments – Platform Services” above), to the extent we resume these operations. Syndicate members that have access to the reAlpha App will only receive personalized financial information respective to their individual holdings in each of our Syndications. To date, we have not developed a secondary trading market for equity interests in our Syndication LLCs. While the potential establishment of such a market may be considered in the future, we have not made any decisions to develop a secondary trading market at this time.

In addition to managing the property operations, whether internally or through third-parties, we will also manage the financial performance of the asset, such as evaluating if the after-repair value or appreciated value of the property is higher than the purchase price, or whether the property is ready to generate the expected profitability. Once our business model is fully implemented, we expect that Syndicate Members will hold up to 100% ownership of the Syndication LLC, and we would generate revenue through fees from the reAlpha App.

Recent Developments

Acquisition of Naamche, Inc. and Naamche, Inc. Pvt. Ltd.

On December 3, 2023, we entered into a Stock Purchase Agreement (the “First Purchase Agreement”), pursuant to which we agreed to acquire from the selling shareholders (the “Sellers”) and representative of the Sellers named therein (the “Sellers’ Representative”) the issued and outstanding shares of capital stock of Naamche, Inc., a Delaware corporation (“U.S. Naamche”), not already owned by us (the “First Acquisition”). Concurrently with the First Purchase Agreement, we entered into a second Stock Purchase Agreement, which was subsequently amended, restated and superseded on February 2, 2024 (the “Amended and Restated Purchase Agreement,” together with the First Purchase Agreement, the “Purchase Agreements”), pursuant to which we agreed to acquire all the issued and outstanding shares of capital stock of Naamche, Inc. Pvt. Ltd., a corporation formed in the country of Nepal (“Nepal Naamche,” together with U.S. Naamche, “Naamche”) (the “Second Acquisition,” and together with the First Acquisition, the “Acquisitions”). The closing of the Acquisitions was subject to the satisfaction or waiver of certain closing conditions set out in the Purchase Agreements, including the receipt of regulatory approval from the Department of Industries of Nepal.

On May 6, 2024, we completed the Acquisitions upon the satisfaction of the closing conditions set forth in the Purchase Agreements, including the regulatory approval by the Department of Industries of Nepal, which was received on March 6, 2024, except for the closing conditions requiring (i) the Sellers to deliver to us documentation issued by the appropriate authority in Nepal confirming contributions to the social security fund accounts of Sellers’ current employees in full and (ii) the written confirmation from the Sellers to remove the persons authorized to draw on or to have access to Nepal Naamche’s bank accounts and replace with the persons identified by us, both of which closing conditions were waived by us. As a result of the Acquisitions, we now own 100% of the issued and outstanding shares of capital stock of Naamche, and both entities are our wholly-owned subsidiaries.

Acquisition of AiChat Pte. Ltd.

On July 12, 2024, we entered into a Business Acquisition and Financing Agreement (the “Acquisition Agreement”) with AiChat Pte. Ltd., a company incorporated in the Republic of Singapore (“AiChat”), AiChat10X Pte. Ltd., a Singaporean company (the “Seller”), and Kester Poh Kah Yong (the “Founder”). Pursuant to the Acquisition Agreement, we acquired 85% of the outstanding ordinary shares of AiChat, an AI-driven company specializing in conversational customer experience solutions, from the Seller. The remaining 15% of AiChat’s shares will be acquired on June 30, 2025 (the “Acquisition”).

In exchange for the shares, we agreed to pay the Seller a total purchase price of $1,140,000, comprising of: (i) $312,000 in restricted shares of our common stock, priced at a 10% discount to the 10-day volume weighted average price (VWAP) of the common stock on the Nasdaq Capital Market (“Nasdaq”), to be issued no later than January 1, 2025 (the “First Tranche Shares”); (ii) $588,000 in restricted shares of common stock, also priced at a 10% discount to the VWAP, subject to any Base Case Adjustment (as defined in the Acquisition Agreement), to be issued no later than April 1, 2025 (the “Second Tranche Shares”); and (iii) $240,000 in restricted shares of common stock, calculated at a 5% discount to the VWAP, to be issued no later than December 1, 2025 (the “Third Tranche Shares,” collectively with the First Tranche Shares and the Second Tranche Shares, the “Tranche Shares”). Additionally, we agreed to subscribe to and purchase from AiChat: (i) 55,710 ordinary shares of AiChat at the closing of the Acquisition, for $60,000; and (ii) 222,841 ordinary shares of AiChat according to a disbursement schedule to be agreed upon by the Company, AiChat, and the Founder, for a total subscription price of $240,000.

The Tranche Shares will be subject to a 90-day restrictive period (the “Restricted Period”) following issuance, during which the Seller cannot sell, transfer, or otherwise dispose of the shares or request their registration under the Securities Act. After the Restricted Period, the shares will be deposited into the Seller’s designated account and then transferred to the Founder based on his beneficial ownership in the Seller. In order to comply with Nasdaq Listing Rule 5635(a), the total Tranche Shares issued cannot exceed 19.99% of our outstanding common stock immediately before the Acquisition Agreement, which equates to 8,860,213 shares (the “Cap Amount”). Any shares issued in excess of this amount will be paid in cash to the Seller, as specified in the Acquisition Agreement.

Additionally, we agreed to guarantee certain Singaporean bank loans from AiChat totaling approximately 862,092 Singapore Dollars (SGD). The Acquisition Agreement also includes the assignment of AiChat’s intellectual property rights from the Seller to us. Post-acquisition, the Seller will indemnify us and our affiliates against any liabilities, damages, losses, costs, or expenses arising from third-party claims related to us and the Acquisition. The Acquisition Agreement contains customary representations, warranties, covenants, and conditions for transactions of this nature.

Acquisition of Controlling Interest of Hyperfast Title LLC

On July 24, 2024, we entered into a Membership Interest Purchase Agreement (the “Hyperfast Purchase Agreement”) with David R. Breschi and Kristen Britton (the “Hyperfast Sellers”). Pursuant to this agreement, we acquired 85% of the outstanding membership interests in Hyperfast Title LLC (“Hyperfast”), a Florida-based company specializing in real estate closings and title insurance. Hyperfast was founded by the owners of Madison Settlement Services, LLC, a national title agency (the “Hyperfast Acquisition”). The Hyperfast Purchase Agreement includes standard representations, warranties, and covenants typical for transactions of this nature.

In conjunction with the Hyperfast Acquisition, we, the Hyperfast Sellers, and Hyperfast signed an Amended and Restated Operating Agreement (as amended from time to time, the “Operating Agreement”). The Operating Agreement outlines several key provisions, including: annual license fees to be paid to the Hyperfast Sellers, contingent on their continued service with Hyperfast; annual management fees based on Hyperfast’s operating margin; a right of first refusal for each Hyperfast member to purchase the interests of any member wishing to sell; and various rights for us, as the managing member, to acquire the Hyperfast Sellers’ membership interests, and for the Hyperfast Sellers to sell their respective interests in Hyperfast, all in accordance with the terms specified in the Operating Agreement.

Streeterville Capital, LLC Note Purchase Agreement and Secured Promissory Note

On August 14, 2024, we entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Lender”) pursuant to which we issued and sold to the Lender a secured promissory note in the original principal amount of $5,455,000 (the “Note”). The Note carries an original issue discount of $435,000 and we agreed to pay $20,000 to the Lender to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs, each of which were deducted from the proceeds of the Note received by us resulting in a purchase price received by us of $5,000,000. Interest under the Note accrues at a rate of 8% per annum, and the unpaid amount of the Note, and any interest, fees, charges and late fees are due 18 months following the date of issuance. The Note and Purchase Agreement include certain material terms, including the Lender’s ability to redeem a portion of the Note from time to time beginning seven months after issuance, events of default and penalties associated therewith, restrictive covenants on our ability to issue securities, subject to exceptions set forth therein, a “most favored nation” provision, among others. In connection with the Note and Purchase Agreement, we and Rhove also entered into security agreements and intellectual security agreements in favor or the Lender, and our U.S. subsidiaries entered into a guaranty in favor of the Lender.

We also entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim agreed to serve as lead placement agent on a “reasonable best efforts basis” in connection with the sale of the Note and any additional notes (the “Placement”). Pursuant to the Placement Agency Agreement, we agreed to pay Maxim a cash fee equal to 3.75% of the gross proceeds received by us for the Note and any additional notes and to reimburse Maxim for its reasonable accountable expenses, including legal fees, up to an aggregate amount of $10,000. In addition, if within nine months of a closing of a sale of the Note or any additional notes, we complete any financing of equity or equity-linked capital-raising activity with, or receives proceeds from, any of the investors that were introduced to us by Maxim in connection with the Placement, then we will pay Maxim a cash fee of 3.75% of the proceeds received from such financing.

See “Part II – Item 5. Other Information” of this report for more information on the Note, Purchase Agreement and related agreements.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon our financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations. These policies and estimates require the application of significant judgment by management. These estimates can be materially affected by changes from period to period as economic factors and conditions outside of our control change. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing contracts, our observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. We believe the current assumptions and other considerations used to estimate amounts reflected in the condensed consolidated financial statements included in this Form 10-Q are appropriate.

This Form 10-Q and our Form 10-KT include discussions of our accounting policies, as well as methods and estimates used in the preparation of our audited consolidated financial statements. For further information on our critical accounting policies and estimates, see “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-KT, the notes to our audited consolidated financial statements included in our Form 10-KT and “Note 2 – Summary of Significant Accounting Policies” of our unaudited condensed consolidated financial statements included elsewhere in this Form 10-Q. Since the filing of our Form 10-KT, we have not experienced a material change to our critical accounting policies or the methods and applications used to develop our accounting estimates.

Results of Operations

Pursuant to the merger (the “Downstream Merger”) between reAlpha Tech Corp. (the “Former Parent”) and reAlpha Asset Management, Inc. (the “Former Subsidiary”), our Former Parent merged with and into the Former Subsidiary, with the Company surviving the Downstream Merger. Because the Company acquired the Former Parent’s assets and liabilities upon consummation of the merger, the Former Parent’s financials became a part of the consolidated financial statements of the Company. As a result, the financial statements included in this prospectus and discussed herein reflect the operating results of both our Former Parent and the Company prior to March 21, 2023, which was the date on which the Downstream Merger closed, and our combined results, including those of the Former Parent, following the Downstream Merger closing date.

Three months ended June 30, 2024 compared to three months ended June 30, 2023

	For the Three Months Ended
	June 30, 2024	June 30, 2023
	(unaudited)	(unaudited)
Revenues	$62,353	$54,827
Cost of revenues	18,250	30,442
Gross Profit	44,103	24,385

Operating Expenses
Wages, benefits and payroll taxes	476,179	296,186
Repairs & maintenance	846	24,645
Utilities	979	6,700
Travel	64,317	11,239
Dues & subscriptions	24,385	16,247
Marketing & advertising	130,378	57,569
Professional & legal fees	311,792	325,138
Depreciation & amortization	69,331	23,242
Other operating expenses	176,162	47,947
Total operating expenses	1,254,369	808,913

Operating Loss	(1,210,266)	(784,528)

Other Income (Expense)
Interest income	363	(372)
Other income	129,388	2,140
Gain on sale of myAlphie	-	5,502,774
Interest expense	(1,041)	(49,379)
Other expense	(396,756)	(16,179)
Total other income (expense)	(268,046)	5,438,984

Net (Loss) Income	$(1,478,312)	$4,654,456

Revenues. For the three months ending June 30, 2024, revenue was $62,353, compared to $54,827 for the same period in 2023. Our revenues consist of the technology services segment income that we receive directly from, or services related to, our technologies. This increase in revenue is primarily due to revenue generated by Naamche, which we acquired on May 6, 2024, from providing technology services to third-parties.

Cost of Revenues. For the three months ending June 30, 2024, the cost of revenues was $18,250, compared to $30,442 for the same period in 2023. This decrease is mainly attributed to the elimination of property management fees associated with properties that we no longer own.

Repairs and Maintenance. For the three months ending June 30, 2024, repair and maintenance costs amounted to $846, a notable reduction from $24,645 for the same period in 2023. This decrease is mainly attributed to us currently holding no properties and having no repair and maintenance costs associated with properties during this period, while we had done repair work on certain properties in the previous comparable period to get them ready for sale.

Marketing and Advertising. For the three months ending June 30, 2024, marketing and advertising expenses totaled $130,378, up from $57,569 during the same period in 2023. This increase is mainly attributable to changes in certain cost classifications and higher marketing expenses related to Claire promotions.

Wages, Benefits and Payroll Taxes. For the three months ending June 30, 2024, wages, benefits, and payroll taxes totaled $476,179, compared to $296,186 for the same period in 2023. This increase is primarily due to retroactive salary adjustments for our executive officers, and the appointment of a new executive officer position and his associated salary.

Depreciation and Amortization. For the three months ending June 30, 2024 depreciation and amortization expenses were $69,331, compared to $23,242 for the same period in 2023. The increase is attributable to the amortization of identifiable intangible assets resulting from the purchase price allocation of the Rhove acquisition.

Other Operating Expenses. For the three months ended June 30, 2024, other expenses amounted to $176,162, up from $47,947 for the same period in 2023. This increase is mainly attributed to directors’ and officers’ insurance costs and changes in certain cost classifications.

Other Income. For the three months ended June 30, 2024, other income was $129,388 compared to $2,140 for the three months ended June 30, 2023. This increase is mainly attributed to fair value measurement of our previously held investment in Naamche, which was incurred in connection with Naamche’s acquisition.

Gain on Sale of myAlphie. For the three months ended June 30, 2024, gain on the sale of myAlphie was $0, compared to $5,502,774 for the same period in 2023. This decrease is a result of the one-time gain from the sale of the myAlphie platform in the previous reporting period.

Interest Expense. For the three months ended June 30, 2024, interest expense was $1,041, compared to $49,379 for the same period in 2023. This reduction in interest expense is attributable to the repayment of mortgage loans following the sale of our properties.

Other Expenses. For the three months ended June 30, 2024 other non-operating expenses were $396,756, compared to $16,179 for the same period in 2023. This increase is mainly attributed to the amortization expenses of the commitment fee incurred in connection with the equity facility we have in place with GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”) and stock-based compensation issued to employees and certain directors.

Analysis of Segment Results:

 The following is an analysis of our results by reportable segment for the quarter ended June 30, 2024 compared to the quarter ended June 30, 2023. For further information regarding our reportable business segments, refer to our unaudited condensed financial statements and related notes included elsewhere in this report.

Technology (formerly “Platform”) Services

	2024	2023	Change in $	Change in %
Total revenue	$62,353	$32,253	$30,100	93%
Cost of revenue	(18,250)	(26,644)	8,394	(32)%
Segment earnings (loss)	$44,103	$5,609	$38,494	686%

Revenues. For the three months ended June 30, 2024, revenue for the technology services segment was $62,353, compared to $32,253 for the same period in2023. This increase in revenue is mainly attributed to revenue generated by Naamche, which we acquired on May 6, 2024, from providing technology services to third-parties.

Cost of revenues. For the three months ended June 30, 2024, cost of revenues for the technology services segment was $18,250, compared to $26,644 for the same period in 2023. The cost of revenues consists of costs incurred in connection with the technical support services provided to Turnit in connection with myAlphie’s sale. The decrease in cost of revenues was attributed to the limited technical support provided to Turnit.

Rental Business

	2024	2023	Change in $	Change in %
Total revenue	-	22,574	(22,574)	(100)%
Cost of revenue	-	(3,798)	3,798	(100)%
Gross profit (loss)	$-	$18,776	$(18,776)	(100)%

Revenues. For the three months ended June 30, 2024, revenue for the rental business segment was $0 compared to $22,574 for the same period in 2023 as the decrease is attributable to sale of the properties we previously held for this segment’s operations as a result of putting these operations on hold.

Cost of revenues. For the three months ended June 30, 2024, cost of revenue for the rental business segment was $0 compared to $3,798 for the same period in 2023. This decrease is mainly attributed to the sale of properties, which decreased the associated costs of maintaining those properties.

Six months ended June 30, 2024, compared to six months ended June 30, 2023

	For the Six Months Ended
	June 30, 2024	June 30, 2023
	(unaudited)	(unaudited)
Revenues	$82,779	$166,278
Cost of revenues	36,499	119,158
Gross Profit	46,280	47,120

Operating Expenses
Wages, benefits and payroll taxes	895,084	482,443
Repairs & maintenance	1,595	29,106
Utilities	2,641	11,873
Travel	111,281	53,199
Dues & subscriptions	36,743	36,285
Marketing & advertising	207,740	146,669
Professional & legal fees	780,517	650,298
Depreciation & amortization	140,784	71,245
Other operating expenses	314,029	113,582
Total operating expenses	2,490,414	1,594,700

Operating Loss	(2,444,134)	(1,547,580)

Other Income (Expense)
Interest income	720	172
Other income	129,388	2,140
Gain on sale of myAlphie	-	5,502,774
Interest expense	(11,843)	(91,191)
Other expense	(571,488)	(76,772)
Total other income (expense)	(453,223)	5,337,123

Net (Loss) Income	$(2,897,357)	$3,789,543

Revenues. For the six months ended June 30, 2024, revenue was $82,779 compared to $166,278 for the same period in 2023. Our revenues consist of the technology services segment income that we receive directly from, or services related to, our technologies and revenue that we receive from short-term rental properties, if any. This decrease in revenue is mainly attributable due to the sale of our properties, and deriving no income from such rental segment during the six months ended June 30, 2024, since we currently hold no properties, and the sale of myAlphie which was generating technology services revenue during the six months ended June 30, 2023.

Cost of Revenues. For the six months ended June 30, 2024, the cost of revenues were $36,499 compared to $119,158 for the same period in 2023. The decrease in cost of revenues is mainly attributed due to the sale of myAlphie, since we no longer incur any direct costs related to operating the myAlphie platform.

Repairs and Maintenance. For the six months ended June 30, 2024, repair and maintenance costs amounted to $1,595 compared to $29,106 for the same period in 2023. This decrease is mainly attributable to us currently holding no properties and having no repair and maintenance costs associated with any properties during this period, while we had done repair work on certain properties in the previous comparable period to get them ready for sale.

Marketing and Advertising. For the six months ended June 30, 2024, marketing and advertising expenses were $207,740 compared to $146,669 for the same period in 2023. This increase is mainly attributable to minor changes in certain cost classifications and higher marketing expenses related to Claire promotions.

Wages, Benefits, and Payroll Taxes. For the six months ended June 30, 2024, wages, benefits, and payroll taxes were $895,084 compared to $482,443 for the same period in 2023. This increase is mainly attributable to the recent retroactive salary adjustments to our executive officers, in addition to the creation of a new executive officer position and the associated salary therewith.

Depreciation and Amortization. For the six months ended June 30, 2024, depreciation and amortization were $140,784 compared to $71,245 for the same period in 2023. The increase is attributable to the amortization of identifiable intangible assets resulting from the purchase price allocation of the Rhove acquisition.

Other Operating Expenses. For the six months ended June 30, 2024, other expenses were $314,029 compared to $113,582 for the same period in 2023. This increase is primarily attributable to directors’ and officers’ insurance costs and changes in certain cost classifications.

Other Income. For the six months ended June 30, 2024, other income was $129,388 compared to $2,140 for the same period in 2023. This increase is mainly attributed to fair value measurement of our previously held investment in Naamche, which was incurred in connection with Naamche’s acquisition.

Gain on Sale of myAlphie. For the six months ended June 30, 2024, gain on sale of myAlphie was $0 compared to $5,502,774 for the same period in 2023, because this was a one-time gain from the sale of the myAlphie platform during such period.

Interest Expense. For the six months ended June 30, 2024, interest expense was $11,843 compared to $91,191 for the same period in 2023. This decrease in interest expense is attributable to repayments of mortgage loans upon the sale of certain properties.

Other Expenses. For the six months ended June 30, 2024, other non-operating expenses were $571,488 compared to $76,772 for the same period in 2023. This increase is mainly attributable to the amortization expenses of the commitment fee incurred in connection with the equity facility we have in place with GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”) and stock-based compensation issued to employees and certain directors.

Analysis of Segment Results:

The following is an analysis of our results by reportable segment for the six months ended June 30, 2024 compared to the six months ended June 30, 2023. For further information regarding our reportable business segments, refer to our unaudited condensed financial statements and related notes included elsewhere in this report.

Technology (formerly “Platform”) Services

	2024	2023	Change in $	Change in %
Total revenue	$82,779	$95,064	$(12,285)	(13)
Cost of revenue	(36,499)	(107,114)	70,615	(66)
Segment earnings (loss)	$46,280	$(12,050)	$58,330	(484)

Revenues. For the six months ended June 30, 2024, revenues for the technology services segment were $82,779 compared to $95,064 for the same period in 2023. This decrease in revenue is attributable to sale of myAlphie which was generating technology services income during the six months ended June 30, 2023.

Cost of revenues. For the six months ended June 30, 2024, cost of revenues for the technology services segment was $36,499 compared to $107,114 for the same period in 2023. The cost of revenues consists of costs incurred in connection with the technical support services provided to Turnit. The decrease was attributable to the limited technical support provided to Turnit during the six months ended June 30, 2024.

Rental Business

	2024	2023	Change in $	Change in %
Total revenue	-	71,214	(71,214)	(100)%
Cost of revenue	-	(12,045)	12,045	(100)%
Segment earnings (loss)	$-	$59,169	$(59,169)	(100)%

Revenues. For the six months ended June 30, 2024, revenues for the rental business segment was $0 compared to $71,214 for the same period in 2023. This decrease is attributable to sale of the properties we previously held for this segment’s operations as a result of putting these operations on hold.

Cost of revenues. For the six months ended June 30, 2024, cost of revenues for the rental business segment was $0 compared to $12,045 for the same period in 2023. This decrease is mainly attributed to the elimination of property management fees and maintenance costs associated with properties we no longer own.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with U.S. GAAP (“GAAP”), we believe “Adjusted EBITDA” and “Net income per share,” both “non-GAAP financial measures”, as such term is defined under the rules of the SEC, are useful in evaluating our operating performance. We use Adjusted EBITDA and Net income per share to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because it provides consistency and comparability with past financial performance. However, these non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

We reconcile our non-GAAP financial measure of Adjusted EBITDA to our net income, adjusted to exclude interest expense, provision for (benefit from) income taxes, depreciation and amortization and certain charges or gains resulting from non-recurring events.

We reconcile our non-GAAP financial measure of Net income per share to our net income, adjusted to exclude provision for depreciation and amortization of certain intangible assets, share-based compensation and certain charges or gains resulting from non-recurring events.

The following tables provide a reconciliation of net income to Adjusted EBITDA and Net income per share, respectively:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net (Loss) Income	$(1,478,312)	$4,654,456	$(2,897,357)	$3,789,543
Adjusted to exclude the following	-	-	-	-
Depreciation and amortization	69,331	23,242	140,784	71,245
Gain on sale of myAlphie	-	(5,502,774)	-	(5,502,774)
Interest expense	1,041	49,379	11,843	91,191
Share-based compensation(1)	203,146	-	203,146	-
GEM commitment fee(2)	125,000	-	250,000	-
Acquisition related expense(3)	61,691	675	184,748	103,519
Gain on previously held equity(4)	(129,045)	-	(129,045)	-
Adjusted EBITDA	$(1,147,148)	$(775,022)	$(2,235,881)	$(1,447,276)

Net income per share, diluted	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net (Loss) Income	(1,478,312)	4,654,456	(2,897,357)	3,789,543
Adjusted to exclude the following	-	-	-	-
Amortization of acquired intangible assets	64,430	23,242	128,861	71,245
Gain on sale of myAlphie	-	(5,502,774)	-	(5,502,774)
Share-based compensation(1)	203,146	-	203,146	-
GEM commitment fee(2)	125,000	-	250,000	-
Acquisition related expense(3)	61,691	675	184,748	103,519
Gain on previously held equity(4)	(129,045)	-	(129,045)	-
Net income used to compute net income per share, diluted	(1,153,090)	(824,401)	(2,259,647)	(1,538,467)
Weighted-average shares used to compute net income (loss) per share, diluted	44,224,893	42,522,441	44,173,208	41,823,285
Net income per share, diluted	(0.03)	(0.02)	(0.05)	(0.04)

1)	Compensation provided to employees and board members through share-based awards, which is recognized as a non-cash expense.

2)	This pertains to the commitment fee of $1 million related to the equity facility we have in place pursuant to the GEM Agreement.

3)	Expenses related to acquisitions, including professional and legal fees, which are excluded from GAAP financial measures to provide a clearer view of ongoing operational performance.

4)	Represents the gain from the fair value measurement of previously held equity interests, which is recognized as a non-operational item and treated as a non-GAAP measure.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt services, acquisitions, contractual obligations and other commitments. Our liquidity and capital resources are critical to our ability to execute our business plan and achieve our strategic objectives. Accordingly, to the extent that collections from our short-term rentals, if any, and technologies cannot fund our operations, we intend to utilize equity or debt offerings to raise these funds, although volatility in the capital markets may negatively affect our ability to do so. We cannot provide any assurance that we will be able to raise additional funds on acceptable terms, if at all. Our ability to raise additional capital will depend on various factors, including market conditions, investor demand, and our financial performance.

We had cash and cash equivalents of approximately $3.7 million as of June 30, 2024 and approximately $6.5 million as of December 31, 2023. Based on our estimates, we believe we do not have sufficient working capital to meet our financial needs for the 12-month period following June 30, 2024. Further, while we anticipate continued operating losses in the near future, we are confident in our strategy to continue investing in the commercialization of our products and technologies and our ability to continue operations. If we are unable to cover our operating expenses for the next 12-month period through the commercialization of our technologies, or if we are unable to raise sufficient capital through additional debt or equity arrangements, to the extent needed, there will be uncertainty regarding our ability to maintain liquidity sufficient to operate the business effectively, which raises substantial doubt as to our ability to continue as a going concern within one year from the date of issuance of these condensed consolidated financial statements. We believe we have alleviated the substantial doubt of our ability to continue operations by securing funding of approximately $5.45 million in gross proceeds pursuant to the issuance of a secured note on August 14, 2024, pursuant to which we raised approximately $5.0 million in net proceeds, after paying related expenses and fees (see “Note 3 – Going Concern” above and “Item 5. Other Information” below for additional information).

As of June 30, 2024, pursuant to the Share Purchase Agreement entered into on December 1, 2022, between us and GEM (the “GEM Agreement”), we can issue and sell to GEM up to an aggregate value of $100 million in shares of our common stock pursuant to draw down notices in accordance with the GEM Agreement. At this time, we do not intend to draw down on the GEM Agreement, but we will continuously evaluate our cash-on-hand position and business operations needs going forward. We, in our sole discretion, may draw down from the GEM Agreement in the future as our business operations evolve and more working capital to fund operations is needed.

We may also receive proceeds from the cash exercises of the warrants issued in connection with the GEM Agreement (the “GEM Warrants”) and the warrants issued in connection with our public offering from November 2023 (the “Follow-On Warrants,” and together with the GEM Warrants, the “Warrants”). We believe the likelihood that any Warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our common stock. Unless the trading price for our common stock is less than $371.90 per share, in the case of the GEM Warrants, or $5.00 per share in the case of the Follow-On Warrants, we believe holders of the Warrants will be unlikely to exercise them. While current conditions influencing the exercise of the Warrants make such exercise unlikely, further adjustments to their exercise price may make the Warrants more attractive for investors to exercise. Further, the Follow-On Warrants contain “full ratchet” anti-dilution provisions that provide for a downward adjustment to its exercise price, subject to a floor price of $1.44 per share, as a result of subsequent offerings, and the share amount issuable pursuant to such warrants would increase such that the aggregate exercise price payable thereunder would equal the aggregate exercise price prior to such adjustment. Our analysis is based on the reported closing price of our common stock as August 13, 2024, which was $1.21 per share.

Further, the cost of capital and historically high-interest rates can have a direct impact on our ability to raise capital through debt or equity offerings or to pursue acquisitions. Economic environments yielding higher interest rates with more stringent debt terms such as today’s market environment require larger equity commitments. This means that, as larger equity commitments are required, we will have less leverage and may have fewer acquisitions overall.

Our business model requires significant capital expenditures to build and maintain the infrastructure and technology required to support our operations. In addition, we may incur additional costs associated with research and development of new products and services, expansion into new markets or geographies, and general corporate overhead. As a result, we may require additional financing in the future to fund these initiatives, which may include additional equity or debt financing or strategic partnerships. We currently do not have any commitments or arrangements for additional financing, and there can be no assurance that we will be able to obtain additional financing on terms acceptable to us, or at all. If we are unable to obtain additional financing when required, we may be forced to reduce the scope of our operations, delay the launch of new products or services, or take other actions that could adversely affect our business, financial condition, and results of operations. We may also be required to seek additional financing on terms that are unfavorable to us, which could result in the dilution of our stockholders’ ownership interests or the imposition of burdensome terms and restrictions.

Cash Flows

The following table summarizes our cash flows from operating, investing, and financing activities for the periods presented.

	Six-month period
Particulars	June 30, 2024	June 30, 2023
Net cash used in operating activities	$(2,550,879)	$(2,358,359)
Net cash (used) provided by investing activities	$(79,423)	$228,254
Net cash used in financing activities	$(143,885)	$(33,353)

Cash Flows from Operating Activities

Net cash used in operating activities was $2,550,879 for the six months ended June 30, 2024, compared to $2,358,359 for the six months ended June 30, 2023. The difference in net cash flows from operating activities was mainly attributable to increase in accounts payable and the decrease in prepaid expenses during the six months ended June 30, 2024.

Cash Flows from Investing Activities

For the six months ending June 30, 2024, net cash used in investing activities was $79,423, whereas for the same period in 2023, net cash provided by investing activities was $228,254. This change in cash flows from investing activities is mainly attributable to increased capitalization of software development costs during the six months ended June 30, 2024.

Cash Flows from Financing Activities

Net cash used in financing activities was $143,885 for the six months ended June 30, 2024, compared to $33,353 for the six months ended June 30, 2023. The variation in cash flows from financing activities is mainly attributed to reduction in debt payments compared to the previous six months ending June 30, 2023. Additionally, there were proceeds from common stock issuances during the period ending June 30, 2023, in connection with our Regulation A offering, which were not present as of June 30, 2024.

Off-Balance Sheet Transactions

We do not have any off-balance sheet transactions.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, we are not required to provide this information.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We maintain disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, that are designed to reasonably ensure that information required to be disclosed in our reports filed under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that such information is accumulated and communicated to our management, including our principal executive officer and principal accounting and financial officer, as appropriate, to allow timely decisions regarding required disclosure.

We carried out an evaluation under the supervision and with the participation of management, including our Chief Executive Officer (principal executive officer) and our Interim Chief Financial Officer, Chief Operating Officer and President (principal accounting and financial officer), of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2024, the end of the period covered by this report. Based upon the evaluation of our disclosure controls and procedures as of June 30, 2024, our Chief Executive Officer (principal executive officer) and our Interim Chief Financial Officer, Chief Operating Officer and President (principal accounting and financial officer) concluded that, as of such date, our disclosure controls and procedures were effective at the reasonable assurance level.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the quarter ended June 30, 2024 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations on Effectiveness of Controls and Procedures

Our management, including our Chief Executive Officer (principal executive officer) and our Chief Financial Officer (principal accounting and financial officer), does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision making can be faulty, and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

None.

ITEM 1A. RISK FACTORS

There have been no material changes in our risk factors from those disclosed in Part I, Item 1A. Risk Factors of our Form 10-KT, except as identified below.

The obligations to the Lender under the Note and related agreements are secured by a security interest in all of our non-foreign assets and all of the assets of Rhove, our wholly-owned subsidiary, so if we default on those obligations, the Lender could proceed against any or all such assets.

Our obligations under the Note and the related agreements are secured by all of our non-foreign assets and all of the assets of Rhove, our wholly-owned subsidiary, pursuant to security agreements and intellectual security agreements executed by us and Rhove in connection with the issuance of the Note. As such, the Lender may enforce its security interests over our non-foreign assets and the assets of Rhove that secure the repayment of such obligations, take control of such assets and operations, force us to seek bankruptcy protection or force us to curtail or abandon our current business plans and operations. If that were to happen, any investment in our securities could become worthless.

We are subject to certain contractual limitations that could materially adversely affect our ability to consummate future financings.

Pursuant to the Purchase Agreement, in connection with the issuance of the Note to the Lender, we agreed to be subject to certain restrictions on our ability to issue securities until all of our obligations under the Note, Purchase Agreement and all other related agreements are paid and performed in full. Specifically, we agreed, among other things, to (i) not make any Restricted Issuances (as described in “Part II – Item 5. Other Information” of this report below) without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole and absolute discretion, unless the proceeds therefrom are used to repay the Note in full; (ii) not grant any lien, security interest or encumbrance, subject to certain exceptions, on any of our or our subsidiaries’ assets, in each case without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole discretion; and (iii) not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits us, other than such lock ups, restrictions or prohibitions with a term of no more than 75 days in connection with one transaction, or series of transactions, per any 12 month period: (a) from entering into a variable rate transaction with the Lender or any of the Lender’s affiliates, or (b) from issuing securities to the Lender or any of the Lender’s affiliates. Such restrictions could materially adversely affect our ability to consummate future financings. Under the terms of the Purchase Agreement, if we breach or allegedly breach such restrictions, we will be obligated to indemnify the Lender and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to such breach or alleged breach, which could have a material adverse effect on our business, results of operations, and financial condition.

While the Purchase Agreement further provides that at any time during the 12-month period beginning on the date of the issuance and sale of the Note, the Lender will have the right, but not the obligation, with our prior written consent, to reinvest up to an additional $5,000,000 in the aggregate in the Company in one or more notes on the same terms and conditions as the Note, there can be no assurance that the Lender will exercise such right or that we will be able to negotiate such reinvestment from the Lender on terms acceptable to us.

The Purchase Agreement also contains a “most favored nation” provision pursuant to which, so long as the Note is outstanding, upon any issuance by us of any debt security with any economic term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Lender in the transaction documents related to the Note, we agreed to notify the Lender of such additional or more favorable economic term and such term, at the Lender’s option, shall become a part of the transaction documents related to the Note for the benefit of the Lender. Such “most favored nation” provision may also restrict our ability to secure future financings unless the Lender waives its rights under such provision.

If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, which could have a material adverse effect on our business, results of operations, and financial condition.

If we fail to comply with the restrictions and covenants in the Purchase Agreement or the Note, there could be an event of default under the Note, which could result in an acceleration of payments due under the Note, the application of default interest and other consequences.

Failure to meet the restrictions, obligations and limitations under the Purchase Agreement and the Note may result in an event of default in accordance with the terms of the Note. Such events include, among others, our failure to pay any amount when due and payable thereunder, us becoming insolvent or declaring bankruptcy, the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) except those that result in the Note being paid in full, failure to observe and comply with certain covenants, obligations, conditions or agreements set forth therein, any representation, warranty or other statement made therein or otherwise in connection with the issuance of this Note being false, incorrect, incomplete or misleading in any material respect subject to certain cure periods, and effectuating a reverse stock split without a certain prior written notice to the Lender, which events could result in the acceleration of obligations under the Note. Also, an event of default would, among other things, provide the noteholder with the right to increase the outstanding balance by 10% for certain major events of default and 5% for others, subject to certain limitations set forth in the Note. Additionally, at any time following an event of default, upon written notice to us, interest will accrue on the outstanding balance of the Note beginning on the date the applicable event of default occurred at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. Such consequences upon an event of default could materially impair our financial condition and liquidity. In addition, if the Lender accelerates the Note, we cannot assure you that we will have sufficient assets to satisfy our obligations under the Note.

The redemption feature of the Note may require us to make redemption payments at the request of the Lender, which redemptions may have a material adverse effect on our cash flows, results of operations and ability to pay our debts as they come due, and we may not have the required funds to pay such redemptions, which could result in an event of default under the Note.

From time to time, beginning seven months after issuance, the Lender may redeem up to $545,000 of the Note per month, which amount will be due and payable in cash within three trading days of our receipt of a redemption notice from the Lender. Further, once we have made five redemption payments in cash, all subsequent redemption payments paid in cash will be subject to a 9% redemption premium. Such redemptions may have a material adverse effect on our cash flows, results of operations and ability to pay our other debts as they come due. In addition, we may not have the required funds to pay such redemptions and our failure to pay the redemptions, when due, may result in an event of default under the Note.

ITEM 2. Unregistered Sales of Equity Securities and Use of Proceeds

There are no transactions that have not been previously included in a Current Report on Form 8-K.

ITEM 3. Defaults Upon Senior Securities

Not applicable.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None of the Company’s directors or officers adopted, modified or terminated a Rule 10b-5 trading arrangement or a non-Rule 10b-5 trading arrangement during the fiscal quarter ended June 30, 2024, as such terms are defined under Item 408(a) of Regulation S-K.

Disclosure Pursuant to Item 1.01 of Current Report on Form 8-K – Entry into a Material Definitive Agreement.

On August 14, 2024, reAlpha Tech Corp. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (“Lender”) pursuant to which the Company issued and sold to the Lender a secured promissory note in the original principal amount of $5,455,000 (the “Note”). The Note carries an original issue discount of $435,000 and the Company agreed to pay $20,000 to the Lender to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs, each of which were deducted from the proceeds of the Note received by the Company resulting in a purchase price received by the Company of $5,000,000.

Interest under the Note accrues at a rate of 8% per annum. The unpaid amount of the Note, any interest, fees, charges and late fees are due eighteen months following the date of issuance. The Company may prepay all or any portion of the outstanding balance of the Note. If the Company elects to prepay the Note in part, it will be required to pay to the Lender an amount in cash equal to 109% of the portion of the outstanding balance the Company elects to prepay.

Commencing seven months after the date of issuance of the Note and at any time thereafter until the Note is paid in full, the Lender will have the right to redeem up to $545,000 under the Note per month, which amount will be due and payable in cash within three trading days of the Company’s receipt of a redemption notice from the Lender. Once the Company has made five redemption payments in cash, all subsequent redemption payments paid in cash will be subject to a 9% redemption premium.

The Company’s obligations under the Note and the other transaction documents are secured by all of the non-foreign assets of the Company and all of the assets of Roost Enterprises, Inc. (“Roost”), a wholly owned subsidiary of the Company, owned as of the Note’s issuance date and/or acquired by the Company or Roost, as applicable, at any time while the Note’s obligations are still outstanding, pursuant to security agreements and intellectual security agreements, each dated as of August 14, 2024, by and between the Company and the Lender and Roost and the Lender, respectively (the “Security Agreements” and the “IP Security Agreements”). In addition, the following subsidiaries of the Company each guaranteed all of the Company’s obligations under the Note and the other transaction documents by way of a guaranty, dated as of August 14, 2024 (the “Guaranty”): reAlpha Acquisitions, LLC, reAlpha Acquisitions Churchill, LLC, reAlpha Realty, LLC, Rhove Real Estate 1, LLC, Roost and Naamche Inc.

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event (each as defined in the Note), the Lender may, upon prior written notice to the Company, increase the outstanding balance of the Note by 10% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events and the Trigger Effect does not apply to any default by the Company or any failure by the Company to observe or perform any covenant, obligation, condition or agreement of the Company under the Note or the other transaction documents in any material respect that is not specifically set forth in the Note or the Purchase Agreement.

Subject to certain exceptions described below, if the Company fails to cure a Trigger Event within ten trading days following the date of transmission of a written demand notice by the Lender, the Trigger Event will automatically become an Event of Default (as defined in the Note), provided that the Company will only have a five trading day cure period with respect to Trigger Events resulting from the Company’s failure to pay any principal, interest, fees, charges, or any other amount when due and payable under the Note. Following the occurrence of any Event of Default, the Lender may, upon written notice to the Company, (i) accelerate the Note, with the outstanding balance of the Note following application of the Trigger Effect (the “Mandatory Default Amount”) becoming immediately due and payable in cash, and (ii) cause interest on the outstanding balance of the Note beginning on the date the applicable Event of Default occurred to accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. Notwithstanding the foregoing, upon the occurrence of certain Trigger Events related to bankruptcy or insolvency, immediately and without notice, an Event of Default will be deemed to have occurred and the outstanding balance of the Note as of the date of the occurrence of such Bankruptcy-Related Trigger Event will become immediately and automatically due and payable in cash at the Mandatory Default Amount.

The Purchase Agreement provides that at any time during the 12-month period beginning on the date of the issuance and sale of the Note (the “Closing Date”), the Lender will have the right, but not the obligation, with the Company’s prior written consent, to reinvest up to an additional $5,000,000 in the aggregate in the Company in one or more notes on the same terms and conditions as the Note.

In addition, the Purchase Agreement provides that, until 90 days following repayment of the Note in full, with respect to the Company and its securities, the Lender and all its affiliates will not solicit proxies, propose or attempt any mergers or restructurings, influence the Company’s management, join any group regarding the Company’s securities, or take any action necessitating a public announcement by the Company.

Pursuant to the terms of the Purchase Agreement, until all of the Company’s obligations under the Note and all other transaction documents are paid and performed in full, the Company agreed to comply with certain covenants, including but not limited to the following: (i) the Company agreed not to make any Restricted Issuances (as defined in the Purchase Agreement and described below) or grant any lien, security interest or encumbrance, other than Permitted Liens (as defined in the Security Agreement) on any of its or its subsidiaries’ assets, in each case without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole discretion, and (ii) the Company agreed not to enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Company, other than such lock ups, restrictions or prohibitions with a term of no more than 75 days in connection with one transaction, or series of transactions, per any 12 month period: (a) from entering into a variable rate transaction with the Lender or any of the Lender’s affiliates, or (b) from issuing Company securities to the Lender or any of the Lender’s affiliates.

Subject to certain exceptions set forth in the Purchase Agreement, Restricted Issuances include the incurrence or guaranty of any debt obligations other than trade payables in the ordinary course of business, the issuance of any convertible securities in which the number of shares that may be issued pursuant to a conversion right, or the conversion price, varies with the market price of the Company’s common stock, the issuance of any securities with reset provisions and the issuance of any securities in connection with Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. Restricted Issuances do not include ATM facilities, commercial bank loans or lines of credit, leases and any transactions contemplated by agreements or instruments outstanding on the date of the Purchase Agreement.

The Purchase Agreement provides that the Company may use the proceeds received thereunder for the acquisition of up to three businesses or a portion thereof, provided that such acquisitions occur within 180 days of the Closing Date. The Company agreed to cause any business acquired by the Company while the Note is outstanding to enter into a Guaranty, Security Agreement and IP Security Agreement within five trading days of completion of the acquisition.

The Purchase Agreement also contains a “most favored nation” provision under which the Company agreed that so long as the Note is outstanding, upon any issuance by the Company of any debt security with any economic term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Lender, then the Company shall notify the Lender of such additional or more favorable economic term and such term, at the Lender’s option, shall become a part of the transaction documents related to the Note for the benefit of the Lender.

The Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim agreed to serve as lead placement agent on a “reasonable best efforts basis” in connection with the sale of the Note and any additional notes (the “Placement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay Maxim a cash fee equal to 3.75% of the gross proceeds received by the Company for the Note and any additional notes and to reimburse Maxim for its reasonable accountable expenses, including legal fees, up to an aggregate amount of $10,000. In addition, if within nine months of a closing of a sale of the Note or any additional notes, the Company completes any financing of equity or equity-linked capital-raising activity with, or receives proceeds from, any of the investors that were introduced to the Company by Maxim in connection with the Placement, then the Company will pay Maxim a cash fee of 3.75% of the proceeds received from such financing.

The foregoing description of the Note, the Purchase Agreement, the Security Agreements, the IP Security Agreements, the Guaranty and the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, the Purchase Agreement, the Security Agreements, the IP Security Agreements, the Guaranty and the Placement Agency Agreement, copies of which are filed as Exhibits 4.4, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this report, respectively, and are incorporated herein by reference.

Disclosure Pursuant to Item 2.03 of Current Report on Form 8-K – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 5 under “Disclosure Pursuant to Item 1.01 of Current Report on Form 8-K – Entry into a Material Definitive Agreement” of this report, to the extent required by Item 2.03 of Current Report on Form 8-K, is incorporated herein by reference.

Item 6. Exhibits

Number	Document

3.1**	Second Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 of Form S-11 filed with the SEC on August 8, 2023).

3.2**	Second Amended and Restated Bylaws (previously filed as Exhibit 3.2 of Form S-11 filed with the SEC on August 8, 2023).

4.1**	Form of Warrant (previously filed as Exhibit 6.3 of Form 1-U filed with the SEC on December 5, 2022).

4.2**	Form of Common Warrant (previously filed as Exhibit 4.1 of Form 8-K filed with the SEC on November 21, 2023).

4.3**	Warrant Agency Agreement (previously filed as Exhibit 4.2 of Form 8-K filed with the SEC on November 21, 2023).

4.4*	Secured Promissory Note, dated as of August 14, 2024.

10.1*	Note Purchase Agreement, dated as of August 14, 2024, by and between reAlpha Tech Corp. and Streeterville Capital, LLC.

10.2*	Security Agreement, dated August 14, 2024, by and between Roost Enterprises, Inc. and Streeterville Capital, LLC.

10.3*	Security Agreement, dated August 14, 2024, by and between reAlpha Tech Corp. and Streeterville Capital, LLC.

10.4*#	Intellectual Property Security Agreement, dated August 14, 2024, by and between Roost Enterprises, Inc. and Streeterville Capital, LLC.

10.5*#	Intellectual Property Security Agreement, dated August 14, 2024, by and between reAlpha Tech Corp. and Streeterville Capital, LLC.

10.6*	Guaranty, dated as of August 14, 2024, by Roost Enterprises, Inc., reAlpha Acquisitions, LLC, reAlpha Acquisitions Churchill, LLC, reAlpha Realty, LLC, Rhove Real Estate 1, LLC and Naamche Inc. for the benefit of Streeterville Capital, LLC.

10.7*	Placement Agency Agreement, dated as of August 14, 2024, by and between reAlpha Tech Corp. and Maxim Group LLC.

31.1*	Rule 13a-14(a)/15d-14(a) Certification of Principal Executive Officer.

31.2*	Rule 13a-14(a)/15d-14(a) Certification of Principal Financial Officer.

32.1***	Section 1350 Certification of Principal Executive Officer and Principal Financial Officer.

101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*	Filed herewith.
**	Previously filed.
	***	Furnished herewith.
#		Schedules, exhibits and similar attachments to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REALPHA TECH CORP.

Date: August 14, 2024	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2024	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Interim Chief Financial Officer, Chief Operating Officer and President (Principal Financial and Accounting Officer)

Exhibit 4.4

SECURED PROMISSORY NOTE

Effective Date: August 14, 2024	U.S. $5,455,000.00

FOR VALUE RECEIVED, reAlpha Tech Corp., a Delaware corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its permitted successors or assigns (“Lender”), $5,455,000.00 and any interest, fees, charges, and late fees on the date that is eighteen (18) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of eight percent (8%) per annum from the Purchase Price Date until the same is paid in full. This Secured Promissory Note (this “Note”) is issued and made effective as of August 14, 2024 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated August 14, 2024, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $435,000.00. In addition, Borrower agrees to pay $20,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”). All of the OID and the Transaction Expense Amount are included in the initial principal balance of this Note and are deemed fully earned and non-refundable as of the Effective Date. The purchase price for this Note shall be $5,000,000.00 (the “Purchase Price”), computed as follows: $5,455,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment.

1.1. Payment. All cash payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Lender at the bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) any costs incurred in the collection of any sum due under this Note, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) outstanding principal balance.

1.2. Prepayment. Notwithstanding the foregoing, Borrower may prepay all or any portion of the Outstanding Balance. If Borrower exercises its right to prepay this Note in part, Borrower shall make payment to Lender of an amount in cash equal to 109% multiplied by the portion of the Outstanding Balance Borrower actually prepays.

2. Security. This Note is secured by the Security Agreements (as defined in the Purchase Agreement) and the IP Security Agreements (as defined in the Purchase Agreements).

3. Redemptions. Beginning on the date that is seven (7) months from the Purchase Price Date and at any time thereafter until this Note is paid in full, Lender shall have the right to redeem up to the Maximum Monthly Redemption Amount per month (the amount of each redemption, the “Redemption Amount”) by providing written notice (each, a “Redemption Notice”) delivered to Borrower by email, mail, overnight courier, or personal delivery. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash (each, a “Redemption Payment”) to Lender within three (3) Trading Days of Borrower’s receipt of such Redemption Notice. Once Borrower has made five (5) Redemption Payments in cash, all subsequent Redemption Payments paid in cash will be subject to a nine percent (9%) redemption premium.

4. Trigger Events, Defaults and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (g) the occurrence of a Fundamental Transaction without Lender’s prior written consent, provided, however, that no consent will be required if this Note is paid in full in connection with such Fundamental Transaction; (h) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; (i) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Agreement) in any material respect, other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement, and such default or failure is not cured within the longer of ten (10) Trading Days or the cure period for the applicable default or failure in any Transaction Document; (j) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished, and, if capable of cure, not cured within the longer of ten (10) Trading Days or the cure period for the applicable default or failure in any Transaction Document; (k) Borrower effectuates a reverse split of its common stock, par value $0.001 per share (the “Common Shares”) without ten (10) Trading Days prior written notice to Lender, other than a reverse split of the Common Shares to maintain compliance with the minimum bid price requirements of Nasdaq or other principal market; (l) any money judgment, writ or similar process is entered against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days or otherwise consented to by Lender; or (m) Borrower or any subsidiary of Borrower breaches any covenant or other term or condition contained in any Other Agreements in any material respect.

4.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, upon prior written notice to Borrower, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

4.3. Defaults. Subject to Section 4.4, at any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within ten (10) Trading Days following the date of transmission of such written notice by Lender. If Borrower fails to cure the Trigger Event within the required ten (10) Trading Day cure period, the Trigger Event will automatically become an Event of Default (as defined below). Notwithstanding the foregoing, Borrower will only have a five (5) Trading Day cure period with respect to Trigger Events under Section 4.1(a).

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4.4. Default Remedies. At any time and from time to time following the occurrence of any event of default hereunder (each, an “Event of Default”), Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding Section 4.3, upon the occurrence of any Trigger Event described in clauses (b) – (f) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable attorneys’ fees and disbursements.

8. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel at Lender’s cost. Notwithstanding anything to the contrary herein, Borrower has no obligation to accept a legal opinion (1) from an attorney that is not in good standing with the state(s) where it is licensed to practice law, or (2) if Borrower is advised by its counsel that no exemption from registration is available. In either case, Borrower shall not be liable for damages for non-acceptance of such opinion.

9. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

10. Arbitration of Disputes. Each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement with respect to any disputes regarding this Note.

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11. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

12. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

13. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender to any of its affiliates that are permitted assignees of the Purchase Agreement, without the consent of Borrower, so long as such transfer is in accordance with applicable federal and state securities laws and prior written notice is provided to Borrower, provided that any such assignee of this Note agrees in writing to the terms of all Transaction Documents as though an original party thereto. Except as set forth above, Lender may not assign its rights or obligations under this Note or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Borrower, and any such attempted assignment or delegation shall be null and void.

14. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

15. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

16. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

17. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

18. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

19. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Realpha Tech Corp.

By:	/s/ Michael Logozzo
Michael Logozzo, President

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Secured Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity in a way that would result in a change of control of more than 50%, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, provided that the value of such properties or assets exceeds 25% of the total assets of Borrower and its subsidiaries on a consolidated basis, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize or recapitalize or reclassify the Common Shares which would materially adversely affect Borrower’s ability to repay the Note, other than an increase in the number of authorized shares of Borrower’s Common Shares, reclassification of the Common Shares that does not result in either a change of management or control of Borrower, or reverse splits of its outstanding and authorized Common Shares to meet listing requirements or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower. For the avoidance of doubt, Borrower or any if its subsidiaries entering into a definitive agreement that contemplates a Fundamental Transaction will be deemed to be a Fundamental Transaction unless such agreement contains a closing condition that this Note is repaid in full upon consummation of the transaction. Notwithstanding anything to the contrary set forth in this Note, in no event will any acquisition for which the use of proceeds from this Note is permitted under the Purchase Agreement be deemed a “Fundamental Transaction”.

A2. “Major Trigger Event” means any Trigger Event occurring under Sections 4.1(a) - 4.1(h).

A3. “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A4. “Maximum Monthly Redemption Amount” means $545,000.00.

A5. “Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

A6. “OID” means an original issue discount.

A7. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand.

A8. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including reasonable attorneys’ fees) incurred by Lender under this Note and any other fees or charges incurred under this Note.

A9. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A10. “Trading Day” means any day on which Borrower’s principal trading market is open for trading.

A11. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) ten percent (10%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events; and provided further that the Trigger Effect shall not apply to any Trigger Event pursuant to Section 4.1(i) hereof.

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Exhibit 10.1

Note Purchase Agreement

This Note Purchase Agreement (this “Agreement”), dated as of August 14, 2024 (the “Effective Date”), is entered into by and between reAlpha Tech Corp., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its permitted successors and/or permitted assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a Secured Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $5,455,000.00 (the “Note”).

C. This Agreement, the Note, the Guaranty (as defined below), the Security Agreements (as defined below), the IP Security Agreements (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Note.

1.1. Purchase of Note. Company shall issue and sell to Investor and Investor shall purchase from Company the Note, on the terms and subject to the conditions set forth in this Agreement. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company, on the terms and subject to the conditions set forth in this Agreement.

1.2. Form of Payment. At the Closing (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be August 14, 2024, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4. Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $435,000.00 (the “OID”). In addition, Company agrees to pay $20,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”). The OID and Transaction Expense Amount will be included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $5,000,000.00, computed as follows: $5,455,000.00 initial principal balance, less the OID, less the Transaction Expense Amount.

1.5. Guaranty. The following subsidiaries of Company will each guarantee all of Company’s obligations under the Note and the other Transaction Documents by way of a Guaranty in substantially the form attached hereto as Exhibit B (the “Guaranty”): reAlpha Acquisitions, LLC, reAlpha Acquisitions Churchill, LLC, reAlpha Realty, LLC, Rhove Real Estate 1, LLC, Roost Enterprises, Inc. (“Roost”) and Naamche Inc. (collectively, the “Subsidiaries”).

1.6. Security Agreements. Company’s obligations under the Note and the other Transaction Documents will be secured by certain of Company’s and Roost’s assets as further described in those certain Security Agreements attached hereto as Exhibit C (collectively, the “Security Agreements”).

1.7. IP Security Agreements. Company obligations under the Note and other Transaction Documents will be secured by all of Company’s and Roost’s intellectual property as further described those certain Intellectual Property Security Agreements in substantially the form attached hereto as Exhibit D (collectively, the “IP Security Agreements”).

1.8. Use of Proceeds. Company may use the proceeds received hereunder for the acquisition of up to three (3) businesses or a portion thereof (whether by merger, acquisition of equity interests or other business combination, purchase, lease, license, assignment, transfer, conveyance or other acquisition of assets, tender or exchange offer, or otherwise), provided that such acquisitions occur within one hundred and eighty (180) days of the Closing Date, as well as all expenses incurred in connection therewith and in connection with the transactions contemplated by the Transaction Documents, in each case including but not limited to any accountant fees, broker fees and legal fees.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) Investor is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power to enter into and consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise carry out its obligations hereunder and thereunder; (ii) this Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized; (iii) each of this Agreement and the other Transaction Documents to which it is a party constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iv) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; (v) Investor is acquiring the Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, Investor does not agree, or make any representation or warranty, to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act; (vi) Investor does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute the Note in violation of applicable securities laws; (vii) Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Company and materials relating to the offer and sale of the Note that have been requested by Investor; (viii) Investor and its advisors, if any, have been afforded the opportunity to ask questions of Company; (ix) neither such inquiries nor any other due diligence investigations conducted by Investor or its advisors, if any, or its representatives shall modify, amend or affect Investor’s right to rely on Company’s representations and warranties contained herein; (x) Investor understands that its investment in the Note involves a high degree of risk; (xi) Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note; and (xii) Investor understands that the Note has not been and is not being registered under the 1933 Act or any state securities laws and that Company will not be obligated in the future to register the Note under the 1933 Act or the 1934 Act, or under any state securities laws and that Company has not made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the 1933 Act or any applicable state securities laws for the resale, pledge or other transfer of the Note. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

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3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its common stock, par value $0.001 per share (the “Common Shares”) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary corporate actions to approve such transactions have been taken; (v) this Agreement, the Note, and the other Transaction Documents to which it is a party have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company to which it is a party, the issuance of the Note in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets, except with respect to clauses (b) and (c), as would not have a material adverse effect on the Company’s financial condition, results of operations, business or assets (a “Material Adverse Effect”); (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor or Company’s execution of the Transaction Documents to which it is a party that has not been obtained; (viii) none of Company’s filings with the SEC, as amended, contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) other than as disclosed in Company’s filings with the SEC, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents to which it is a party; (xi) Company has not consummated any material financing transaction that is required to be disclosed but has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation for the payment of any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 11.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvii) Company has 200,000,000 Common Shares authorized and 44,323,226 issued and outstanding; (xviii) Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; (xix) Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor; and (xx) Company has dissolved its former subsidiary reAlpha, LLC. Company, being aware of the matters and legal issues described in subsections (xviii) and (xix) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

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4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns the Note, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Shares shall be listed or quoted for trading on NYSE, NYSE American, or Nasdaq; (iii) trading in Company’s Common Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for a period of five (5) or more consecutive Trading Days; (iv) Company will not make any Restricted Issuances (as defined below) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; provided, however, that no consent for a Restricted Issuance will be required if the proceeds from such Restricted Issuance are used to repay the Note in full; (v) Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company, other than such lock ups, restrictions or prohibitions with a term of no more than 75 days in connection with one transaction, or series of transactions, per any twelve (12) month period: (a) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (b) from issuing Common Shares, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Investor or any affiliate of Investor; (vi) Company will not grant any lien, security interest or encumbrance, other than Permitted Liens (as defined in the Security Agreement) on any of its or its subsidiaries assets without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; and (vii) Company will cause any business acquired by Company while the Note is outstanding to enter into a Guaranty, Security Agreement and IP Security Agreement within five (5) Trading Days of completion of the acquisition. For purposes hereof, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations other than trade payables in the ordinary course of business, or the issuance of any securities that (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Shares, (2) are or may become convertible into Common Shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Common Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Common Shares since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); or (4) are issued or to be issued in connection with Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, none of the following will be considered Restricted Issuances: (i) ATM facilities; (ii) commercial bank loans or lines of credit; (iii) leases; and (iv) any transactions contemplated by agreements or instruments outstanding on the date hereof, including without limitation the transactions contemplated by that certain share purchase agreement between the Company and GEM Global Yield LLC SCS (“GEM Yield”) and GEM Yield Bahamas Limited (“GYBL” and, together with GEM Yield, “GEM”), dated as of December 1, 2022 and by the related warrant issued to GEM. For the purposes hereof, the term “Trading Day” means any day on which the Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed the applicable Transaction Documents and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed all applicable Transaction Documents and delivered the same to Investor.

6.2. Each of the Subsidiaries shall have executed and delivered the Guaranty to Investor.

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6.3. Roost shall have executed and delivered a Security Agreement and IP Security Agreement to Investor.

6.4. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit E evidencing Company’s approval of the Transaction Documents.

7. Reinvestment Right. At any time during the 12-month period beginning on the Closing Date, Investor will have the right, but not the obligation, with Company’s prior written consent, to reinvest up to an additional $5,000,000.00 in the aggregate in Company in one or more notes on the same terms and conditions as the Note.

8. Most Favored Nation. So long as the Note is outstanding, upon any issuance by Company of any debt security with any economic term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, then Company shall notify Investor of such additional or more favorable economic term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Company fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of economic terms contained in another debt security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversions into Common Shares, conversion discounts, conversion lookback periods, interest rates, original issue discounts, conversion price per share, warrant coverage, warrant exercise price, and anti-dilution/conversion and exercise price resets.

9. No Shorting. During the period beginning on the Closing Date and ending on ninetieth (90th) day following the date the Note has been repaid in full or sold by Investor to a third party that is not an affiliate of Investor, Investor shall not directly or through an affiliate engage in any open market Short Sales (as defined below) of the Common Shares; provided; however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 9 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) Company shall under no circumstances be entitled to request or demand that Investor either (A) provide trading or other records of Investor or of any party or (B) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (iii) Company shall have no setoff right with respect to any such Short Sales. As used herein, “Short Sale” has the meaning provided in Rule 200 promulgated under Regulation SHO under the 1934 Act.

10. Standstill. Until ninety (90) days following repayment of the Note in full, with respect to Company and its securities, Investor and all its affiliates agree not to solicit proxies, propose or attempt any mergers or restructurings, influence Company’s management, join any group regarding Company’s securities, or take any action necessitating a public announcement by Company.

11. Miscellaneous. The provisions set forth in this Section 11 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 11 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

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11.1. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit F) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit F attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 11.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, each party represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that such party will not take a position contrary to the foregoing representations. Each party acknowledges and agrees that the other party may rely upon the foregoing representations and covenants regarding the Arbitration Provisions.

11.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where such party seeks to obtain an injunction, temporary restraining order) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Company acknowledges that the governing law and venue provisions set forth in this Section 11.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 11.2 Investor would not have entered into the Transaction Documents.

11.3. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that: (a) following an Event of Default (as defined in the Note) under the Note, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Common Shares or preferred stock to any party unless the Note is being paid in full simultaneously with such issuance; and (b) following a breach of Section 4(v) above, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator invalidating such lock-up. Company specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

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11.4. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.5. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

11.6. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

11.7. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

11.8. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

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11.9. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, (ii) the earlier of the date delivered or the third (3rd) Trading Day after deposit, postage prepaid, via the United Stated Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

reAlpha Tech Corp.

Attn:

6515 Longshore Loop, Suite 100

Dublin, Ohio 43017

Email:

With a copy to (which copy shall not constitute notice):

Mitchell Silberberg & Knupp LLP

Attn:

437 Madison Ave., 25th Floor

New York, NY 10022

Email:

If to Investor:

Streeterville Capital, LLC

Attn:

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Email:

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn:

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

Email:

11.10. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to its affiliates, in whole, or in part with respect to a portion of the Note, upon prior written notice to Company, without the need to obtain Company’s consent thereto, provided that any such assignee agrees in writing to by bound by the terms of all Transaction Documents as though an original party thereto. Except as set forth above, neither Investor nor Company may assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of the other party, and any such attempted assignment or delegation shall be null and void.

11.11. Survival. The representations and warranties of the parties and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of each party. Each party agrees to indemnify and hold harmless the other party and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by such party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

11.12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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11.13. Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that any party may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as such party may deem expedient.

11.14. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the judge or arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the reasonable costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

11.15. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

11.16. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

11.17. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

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11.18. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

11.19. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Realpha Tech Corp.

By:	/s/ Michael Logozzo
Michael Logozzo, President

[Signature Page to Note Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Guaranty
Exhibit C	Security Agreements
Exhibit D	IP Security Agreements
Exhibit E	Officer’s Certificate
Exhibit F	Arbitration Provisions

EXHIBIT F

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of these arbitration provisions (the “Arbitration Provisions”), the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. For the avoidance of doubt, Investor’s pursuit of an injunction or other Claim pursuant to these Arbitration Provisions or with a court will not later prevent Investor under the doctrines of claim preclusion, issue preclusion, res judicata or other similar legal doctrines from pursuing other Claims in a separate arbitration in the future. The parties to the Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The parties to the Agreement hereby agree that these Arbitration Provisions are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or any other Transaction Document) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable pursuant to Section 29 of the 1934 Act or for any other reason is subject to these Arbitration Provisions. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation reasonable attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3. The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 11.9 of the Agreement (the “Notice Provision”); provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under the Notice Provision (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to the Notice Provision or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

4.2 Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b) If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3 Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4 Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5 Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act. In the event either party successfully petitions a court to compel arbitration, the losing party in such action shall be required to pay the prevailing party’s reasonable attorneys’ fees and costs incurred in connection with such action.

4.6 Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated reasonable attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of reasonable attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated reasonable attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated reasonable attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated reasonable attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the reasonable attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of reasonable attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely reasonable attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the reasonable attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of reasonable attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no reasonable attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated reasonable attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6 Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7 Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8 Authorization; Timing; Scheduling Order. Subject to all other sections of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9 Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

4.11 Motion to Vacate. Following the entry of the Arbitration Award, if either party desires to file a Motion to Vacate the Arbitration Award with a court in Salt Lake County, Utah, it must do so within the earlier of: (a) thirty (30) days of entry of the Arbitration; and (b) in response to the prevailing party’s Motion of Confirm the Arbitration Award.

5. Arbitration Appeal.

5.1 Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. The Arbitration Award will be considered final until the Appeal Notice has been properly delivered and the applicable appeal bond has been posted (along with proof of payment of the applicable bond). The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2 Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d) The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3 Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4 Timing.

(a) Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5 Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation reasonable attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6 Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7 Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1 Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3 Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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Exhibit 10.2

Security Agreement

This Security Agreement (this “Agreement”), dated as of August 14, 2024, is executed by Roost Enterprises, Inc., a Delaware corporation (“Guarantor”), in favor of Streeterville Capital, LLC, a Utah limited liability company (“Secured Party”).

A. reAlpha Tech Corp., a Delaware corporation and parent of Guarantor (“Debtor”), has issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $5,455,000.00 (the “Note”).

B. In order to induce Secured Party to extend the credit evidenced by the Note, Guarantor has agreed to enter into that certain Guaranty of even date herewith by and between Guarantor and Secured Party (the “Guaranty”) and this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” means the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof.

“Intellectual Property” means all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, know-how, inventions, discoveries, published and unpublished works of authorship, processes, any and all other proprietary rights, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, arising on or after the date hereof, owed by Debtor or Guarantor to Secured Party of every kind and description, now existing or hereafter arising, created by the Note, this Agreement, the Purchase Agreement, any other Transaction Documents (as defined in the Purchase Agreement), or any modification or amendment to any of the foregoing, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor or Guarantor contained in this Agreement and all other Transaction Documents.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, (b) Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents or any other agreements between Debtor and Secured Party or any affiliate of Secured Party, (c) Liens securing cash deposits, (d) Liens in favor of depositary banks, (e) Lien on insurance policies and proceeds securing the financing of premiums thereunder, (f) Liens securing trade payables purchased on credit that are not more than 90 days overdue or which are being contested in good faith by appropriate action, (g) Liens arising by operation of law or statute that are not more than 90 days overdue or which are being contested in good faith by appropriate action, and (h) Liens on real property acquired in the ordinary course of business.

“Purchase Agreement” means that certain Note Purchase Agreement of even date herewith between Debtor and Secured Party pursuant to which the Note was issued to Secured Party.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Guarantor hereby pledges to Secured Party and grants to Secured Party a first-position security interest in all right, title, interest, claims and demands of Guarantor in and to the Collateral, which Security Interest shall be subordinate only to the Permitted Liens.

3. Authorization to File Financing Statements. Guarantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Guarantor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Guarantor is an organization, the type of organization and any organization identification number issued to Guarantor. Guarantor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4. General Representations and Warranties. Guarantor represents and warrants to Secured Party that (a) Guarantor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) upon the filing of UCC-1 financing statements in any applicable jurisdiction, Secured Party shall have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) Guarantor has received at least a reasonably equivalent value in exchange for entering into this Agreement, (d) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Agreement to Secured Party; and (e) as such, this Agreement is a valid and binding obligation of Guarantor. Notwithstanding the foregoing, any sale, assignment, hypothecation or other transfer of the Note or a portion of the Note where in return Secured Party receives consideration, the value of the consideration received by Secured Party will offset any amounts owed by Guarantor as of the date the consideration is received by Secured Party.

5. Additional Covenants. Guarantor hereby agrees:

5.1. to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection (to the extent that a security interest in such Collateral can be perfected by filing a UCC-1 financing statement or any other method expressly required hereunder to be taken with respect to such item of Collateral) and priority of such Lien;

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5.2. to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof, subject to Permitted Liens;

5.3. to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Guarantor’s name, (b) any changes with respect to Guarantor’s address or principal place of business, and (c) the formation of any subsidiaries of Guarantor;

5.4. upon the occurrence of an Event of Default (as defined in the Note) and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5. to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, to keep the Collateral at the principal office of Guarantor (unless otherwise agreed to by Secured Party in writing, in transit for acquisition or sale or out for repair), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;

5.6. not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory or obsolete or defective assets in the ordinary course of business);

5.7. not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens;

5.8. not to grant any license or sublicense under any of its Intellectual Property, or enter into any other agreement with respect to any of its Intellectual Property, except in the ordinary course of Guarantor’s business;

5.9. to the extent commercially reasonable and in Guarantor’s good faith business judgment: (a) to file and prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter until all Obligations shall have been paid in full, (b) to make application on unpatented but patentable inventions and on trademarks and service marks, (c) to preserve and maintain all rights in all of its Intellectual Property, and (d) to ensure that all of its Intellectual Property is and remains enforceable. Any and all costs and expenses incurred in connection with each of Guarantor’s obligations under this Section 5.9 shall be borne by Guarantor. Guarantor shall not knowingly and unreasonably abandon any right to file a patent, trademark or service mark application, or abandon any pending patent application, or any other of its Intellectual Property, without the prior written consent of Secured Party except for Intellectual Property that Guarantor determines, in the exercise of its good faith business judgment, is not or is no longer material to its business;

5.10. upon the request of Secured Party at any time or from time to time, and at the sole cost and expense (including, without limitation, reasonable attorneys’ fees) of Guarantor, Guarantor shall take all actions and execute and deliver any and all instruments, agreements, assignments, certificates and/or documents reasonably required by Secured Party to collaterally assign any and all of Guarantor’s foreign patent, copyright and trademark registrations and applications now owned or hereafter acquired to and in favor of Secured Party; and

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5.11. at any time amounts paid by Secured Party under the Transaction Documents are used to purchase Collateral, Guarantor shall perform all acts that may be necessary, and otherwise fully cooperate with Secured Party, to cause (a) any such amounts paid by Secured Party to be disbursed directly to the sellers of any such Collateral, (b) all certificates of title pertaining to such Collateral (as applicable) to be properly filed and reissued to reflect Secured Party’s Lien on such Collateral, and (c) all such reissued certificates of title to be delivered to and held by Secured Party.

6. Authorized Action by Secured Party. Guarantor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Guarantor or any third party for failure so to do) any act which Guarantor is obligated by this Agreement to perform, and to exercise such rights and powers as Guarantor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral, including without limitation bringing a suit in Secured Party’s own name to enforce any Intellectual Property; (d) endorse Guarantor’s name on all applications, documents, papers and instruments necessary or desirable for Secured Party in the use of any Collateral; (e) grant or issue any exclusive or non-exclusive license under any Intellectual Property to any person or entity; (f) assign, pledge, sell, convey or otherwise transfer title in or dispose of any Intellectual Property to any person or entity; (g) cause the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries) to issue any and all patents and related rights and applications to Secured Party as the assignee of Guarantor’s entire interest therein; (h) file a copy of this Agreement with any governmental agency, body or authority, including without limitation the United States Patent and Trademark Office and, if applicable, the United States Copyright Office or Library of Congress, at the sole cost and expense of Guarantor; (i) insure, process and preserve the Collateral; (j) pay any indebtedness of Guarantor relating to the Collateral; (k) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (l) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (i) above prior to the occurrence of an Event of Default or a default under the Guaranty. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, members, employees or agents shall be responsible to Guarantor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Guarantor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7. Default and Remedies.

7.1. Default. Guarantor shall be deemed in default under this Agreement upon the occurrence of an Event of Default.

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7.2. Remedies. Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Guarantor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to peaceably take possession of the Collateral, and for that purpose Secured Party may peaceably enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Guarantor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Guarantor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Guarantor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

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7.4. Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Guarantor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Guarantor hereby irrevocably waives the benefits of all such laws.

7.5. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b) Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c) Third, to the payment of the surplus, if any, to Guarantor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Guarantor shall remain liable for any deficiency.

8. Miscellaneous.

8.1. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

8.2. Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3. Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4. Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Guarantor and their respective permitted successors and assigns; provided, however, that Guarantor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party. This Agreement may be assigned by Secured Party to its affiliates that are permitted assignees of the Note, upon prior written notice to Guarantor, without the need to obtain Guarantor’s consent thereto, provided that any such assignee agrees in writing to by bound by the terms of all Transaction Documents as though an original party thereto. Except as set forth above, Secured Party may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Guarantor, and any such attempted assignment or delegation shall be null and void.

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8.5. Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Guarantor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6. Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.7. Expenses. Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

8.8. Entire Agreement. This Agreement, the Note and the other Transaction Documents, taken together, constitute and contain the entire agreement of Guarantor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9. Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.10. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.11. Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

8.13. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Secured Party and Guarantor have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

GUARANTOR:

Roost Enterprises, Inc.

By:	/s/ Michael Logozzo
Michael Logozzo, President

[Signature Page to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Guarantor in and to all of Guarantor’s assets owned as of the date hereof and/or acquired by Guarantor at any time while the Obligations are still outstanding, including without limitation, the following property:

1. All equity interests in all wholly- or partially-owned subsidiaries of Guarantor;

2. All customer accounts, insurance contracts, and clients underlying such insurance contracts;

3. All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

4. All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Guarantor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Guarantor’s books relating to any of the foregoing;

5. All accounts receivable, contract rights, general intangibles, healthcare insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights and patent applications (including without limitation, the inventions and improvements described and claimed therein, and (a) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages, proceeds and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world), trademarks and service marks (and applications and registrations therefor), inventions, discoveries, copyrights and mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs including source code, trade secrets, methods, published and unpublished works of authorship, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, information, any and all other proprietary rights, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired;

6. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Guarantor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Guarantor (subject, in each case, to the contractual rights of third parties to require funds received by Guarantor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Guarantor and Guarantor’s books relating to any of the foregoing;

7. All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Guarantor’s books relating to the foregoing;

8. All other assets, goods and personal property of Guarantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired; and

9. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

Exhibit 10.3

Security Agreement

This Security Agreement (this “Agreement”), dated as of August 14, 2024, is executed by ReAlpha Tech Corp., a Delaware corporation (“Debtor”), in favor of Streeterville Capital, LLC, a Utah limited liability company (“Secured Party”).

A. Debtor has issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $5,455,000.00 (the “Note”).

B. In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” means the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof.

“Intellectual Property” means all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, know-how, inventions, discoveries, published and unpublished works of authorship, processes, any and all other proprietary rights, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, arising on or after the date hereof, owed by Debtor to Secured Party of every kind and description, now existing or hereafter arising, created by the Note, this Agreement, the Purchase Agreement, any other Transaction Documents (as defined in the Purchase Agreement), or any modification or amendment to any of the foregoing, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor contained in this Agreement and all other Transaction Documents.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, (b) Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents or any other agreements between Debtor and Secured Party or any affiliate of Secured Party, (c) Liens securing cash deposits, (d) Liens in favor of depositary banks, (e) Lien on insurance policies and proceeds securing the financing of premiums thereunder, (f) Liens securing trade payables purchased on credit that are not more than 90 days overdue or which are being contested in good faith by appropriate action, (g) Liens arising by operation of law or statute that are not more than 90 days overdue or which are being contested in good faith by appropriate action, and (h) Liens on real property acquired in the ordinary course of business.

“Purchase Agreement” means that certain Note Purchase Agreement of even date herewith between Debtor and Secured Party pursuant to which the Note was issued to Secured Party.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a first-position security interest in all right, title, interest, claims and demands of Debtor in and to the Collateral, which Security Interest shall be subordinate only to the Permitted Liens.

3. Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4. General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) upon the filing of UCC-1 financing statements in any applicable jurisdiction, Secured Party shall have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) Debtor has received at least a reasonably equivalent value in exchange for entering into this Agreement, (d) Debtor is not insolvent, as defined in any applicable state or federal statute, nor will Debtor be rendered insolvent by the execution and delivery of this Agreement to Secured Party; and (e) as such, this Agreement is a valid and binding obligation of Debtor. Notwithstanding the foregoing, any sale, assignment, hypothecation or other transfer of the Note or a portion of the Note where in return Secured Party receives consideration, the value of the consideration received by Secured Party will offset any amounts owed by Debtor as of the date the consideration is received by Secured Party.

5. Additional Covenants. Debtor hereby agrees:

5.1. to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection (to the extent that a security interest in such Collateral can be perfected by filing a UCC-1 financing statement or any other method expressly required hereunder to be taken with respect to such item of Collateral) and priority of such Lien;

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5.2. to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof, subject to Permitted Liens;

5.3. to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor’s name, (b) any changes with respect to Debtor’s address or principal place of business, and (c) the formation of any subsidiaries of Debtor;

5.4. upon the occurrence of an Event of Default (as defined in the Note) and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5. to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, to keep the Collateral at the principal office of Debtor (unless otherwise agreed to by Secured Party in writing, in transit for acquisition or sale or out for repair), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;

5.6. not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory or obsolete or defective assets in the ordinary course of business);

5.7. not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens;

5.8. not to grant any license or sublicense under any of its Intellectual Property, or enter into any other agreement with respect to any of its Intellectual Property, except in the ordinary course of Debtor’s business;

5.9. to the extent commercially reasonable and in Debtor’s good faith business judgment: (a) to file and prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter until all Obligations shall have been paid in full, (b) to make application on unpatented but patentable inventions and on trademarks and service marks, (c) to preserve and maintain all rights in all of its Intellectual Property, and (d) to ensure that all of its Intellectual Property is and remains enforceable. Any and all costs and expenses incurred in connection with each of Debtor’s obligations under this Section 5.9 shall be borne by Debtor. Debtor shall not knowingly and unreasonably abandon any right to file a patent, trademark or service mark application, or abandon any pending patent application, or any other of its Intellectual Property, without the prior written consent of Secured Party except for Intellectual Property that Debtor determines, in the exercise of its good faith business judgment, is not or is no longer material to its business;

5.10. upon the request of Secured Party at any time or from time to time, and at the sole cost and expense (including, without limitation, reasonable attorneys’ fees) of Debtor, Debtor shall take all actions and execute and deliver any and all instruments, agreements, assignments, certificates and/or documents reasonably required by Secured Party to collaterally assign any and all of Debtor’s foreign patent, copyright and trademark registrations and applications now owned or hereafter acquired to and in favor of Secured Party; and

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5.11. at any time amounts paid by Secured Party under the Transaction Documents are used to purchase Collateral, Debtor shall perform all acts that may be necessary, and otherwise fully cooperate with Secured Party, to cause (a) any such amounts paid by Secured Party to be disbursed directly to the sellers of any such Collateral, (b) all certificates of title pertaining to such Collateral (as applicable) to be properly filed and reissued to reflect Secured Party’s Lien on such Collateral, and (c) all such reissued certificates of title to be delivered to and held by Secured Party.

6. Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral, including without limitation bringing a suit in Secured Party’s own name to enforce any Intellectual Property; (d) endorse Debtor’s name on all applications, documents, papers and instruments necessary or desirable for Secured Party in the use of any Collateral; (e) grant or issue any exclusive or non-exclusive license under any Intellectual Property to any person or entity; (f) assign, pledge, sell, convey or otherwise transfer title in or dispose of any Intellectual Property to any person or entity; (g) cause the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries) to issue any and all patents and related rights and applications to Secured Party as the assignee of Debtor’s entire interest therein; (h) file a copy of this Agreement with any governmental agency, body or authority, including without limitation the United States Patent and Trademark Office and, if applicable, the United States Copyright Office or Library of Congress, at the sole cost and expense of Debtor; (i) insure, process and preserve the Collateral; (j) pay any indebtedness of Debtor relating to the Collateral; (k) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (l) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (i) above prior to the occurrence of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, members, employees or agents shall be responsible to Debtor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7. Default and Remedies.

7.1. Default. Debtor shall be deemed in default under this Agreement upon the occurrence of an Event of Default.

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7.2. Remedies. Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to peaceably take possession of the Collateral, and for that purpose Secured Party may peaceably enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

7.4. Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

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7.5. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b) Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c) Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

8. Miscellaneous.

8.1. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

8.2. Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3. Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4. Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective permitted successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party. This Agreement may be assigned by Secured Party to its affiliates that are permitted assignees of the Note, upon prior written notice to Debtor, without the need to obtain Debtor’s consent thereto, provided that any such assignee agrees in writing to by bound by the terms of all Transaction Documents as though an original party thereto. Except as set forth above, Secured Party may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Debtor, and any such attempted assignment or delegation shall be null and void.

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8.5. Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6. Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.7. Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

8.8. Entire Agreement. This Agreement, the Note and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9. Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.10. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.11. Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

8.13. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

DEBTOR:

Realpha Tech Corp.

By:	/s/ Michael Logozzo
Michael Logozzo, President

[Signature Page to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to all of Debtor’s non-foreign assets owned as of the date hereof and/or acquired by Debtor at any time while the Obligations are still outstanding, including without limitation, the following property:

1. All equity interests in all wholly- or partially-owned subsidiaries of Debtor domiciled in the United States;

2. All customer accounts, insurance contracts, and clients underlying such insurance contracts;

3. All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

4. All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;

5. All accounts receivable, contract rights, general intangibles, healthcare insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights and patent applications (including without limitation, the inventions and improvements described and claimed therein, and (a) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages, proceeds and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world), trademarks and service marks (and applications and registrations therefor), inventions, discoveries, copyrights and mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs including source code, trade secrets, methods, published and unpublished works of authorship, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, information, any and all other proprietary rights, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired;

6. All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;

7. All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor’s books relating to the foregoing;

8. All other assets, goods and personal property of Debtor, located in the United States, whether tangible or intangible, and whether now owned or hereafter acquired; and

9. Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

Exhibit 10.4

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of August 14, 2024, is made by ROOST ENTERPRISES, INC., a Delaware corporation (“Guarantor”), in favor of STREETERVILLE CAPITAL, LLC, a Utah limited liability company (the “Secured Party”).

A.	reAlpha Tech Corp., a Delaware corporation and parent of Guarantor (“Debtor”), issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time (the “Note”), pursuant to a certain Note Purchase Agreement of even date herewith by and between Debtor and Secured Party (the “Purchase Agreement”).

B.	In order to induce Secured Party to extend the credit evidenced by the Note, Guarantor has agreed to enter into that certain Security Agreement of even date herewith by and between Guarantor and Secured Party (the “Security Agreement”) and to grant Secured Party a security interest in certain “Collateral” as defined in the Security Agreement.

C.	Under the terms of the Security Agreement, Guarantor has granted to the Secured Party a security interest in, among other property, certain intellectual property of the Guarantor, and has agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. Guarantor hereby pledges and grants to Secured Party a security interest in and to all of the right, title, and interest of Guarantor in, to, and under the following (the “IP Collateral”):

(a) the patents and patent applications set forth on Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof, and amendments thereto;

(b) the trademark registrations and applications set forth on Schedule 1 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof;

(c) all rights of any kind whatsoever of Guarantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(d) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(e) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. Guarantor authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Security Agreement upon request by the Secured Party.

3. Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, the Purchase Agreement, the Note and all other documents related thereto and entered into in connection therewith (the “Loan Documents”), which are hereby incorporated by reference. The provisions of the Loan Documents shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the IP Collateral are as provided by the Loan Documents and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4. Execution in Counterparts. This IP Security Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. This IP Security Agreement may be assigned by Secured Party to its affiliates that are permitted assignees of the Note, upon prior written notice to Guarantor, without the need to obtain Guarantor’s consent thereto, provided that any such assignee agrees in writing to by bound by the terms of all Transaction Documents (as defined in the Purchase Agreement) as though an original party thereto. Except as set forth above, neither Secured Party nor Guarantor may assign its rights or obligations under this IP Security Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of the other party, and any such attempted assignment or delegation shall be null and void.

6. Governing Law; Arbitration. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Utah, without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction), and will be subject to the Arbitration Provisions (as defined in the Purchase Agreement) attached as an exhibit to the Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ROOST ENTERPRISES, INC.

	By:	/s/ Michael Logozzo
Michael Logozzo, President

Address for Notices:

6515 Longshore Loop, Suite 100
Dublin, Ohio 43017

AGREED TO AND ACCEPTED:
STREETERVILLE CAPITAL, LLC

	By:	/s/ John M. Fife
John M. Fife, President

Address for Notices:

303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

[Signature Page to Intellectual Property Security Agreement]

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SCHEDULE 1

PATENTS AND TRADEMARKS

Exhibit 10.5

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of August 14, 2024, is made by REALPHA TECH CORP., a Delaware corporation (“Debtor”), in favor of STREETERVILLE CAPITAL, LLC, a Utah limited liability company (the “Secured Party”).

A.	Debtor issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time (the “Note”), pursuant to a certain Note Purchase Agreement of even date herewith by and between Debtor and Secured Party (the “Purchase Agreement”).

B.	In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into that certain Security Agreement of even date herewith by and between Debtor and Secured Party (the “Security Agreement”) and to grant Secured Party a security interest in certain “Collateral” as defined in the Security Agreement.

C.	Under the terms of the Security Agreement, Debtor has granted to the Secured Party a security interest in, among other property, certain intellectual property of the Debtor, and has agreed to execute and deliver this IP Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. Debtor hereby pledges and grants to Secured Party a security interest in and to all of the right, title, and interest of Debtor in, to, and under the following (the “IP Collateral”):

(a) the patents and patent applications set forth on Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof, and amendments thereto;

(b) the trademark registrations and applications set forth on Schedule 1 hereto, together with the goodwill connected with the use thereof and symbolized thereby, and all extensions and renewals thereof;

(c) all rights of any kind whatsoever of Debtor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(d) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(e) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. Debtor authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Security Agreement upon request by the Secured Party.

3. Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, the Purchase Agreement, the Note and all other documents related thereto and entered into in connection therewith (the “Loan Documents”), which are hereby incorporated by reference. The provisions of the Loan Documents shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the IP Collateral are as provided by the Loan Documents and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4. Execution in Counterparts. This IP Security Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. This IP Security Agreement may be assigned by Secured Party to its affiliates that are permitted assignees of the Note, upon prior written notice to Debtor, without the need to obtain Debtor’s consent thereto, provided that any such assignee agrees in writing to by bound by the terms of all Transaction Documents (as defined in the Purchase Agreement) as though an original party thereto. Except as set forth above, neither Secured Party nor Debtor may assign its rights or obligations under this IP Security Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of the other party, and any such attempted assignment or delegation shall be null and void.

6. Governing Law; Arbitration. This IP Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Utah, without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction), and will be subject to the Arbitration Provisions (as defined in the Purchase Agreement) attached as an exhibit to the Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, Debtor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

REALPHA TECH CORP.

	By:	/s/ Michael Logozzo
Michael Logozzo, President

Address for Notices:

6515 Longshore Loop, Suite 100
Dublin, Ohio 43017

AGREED TO AND ACCEPTED:

STREETERVILLE CAPITAL, LLC

	By:	/s/ John M. Fife
John M. Fife, President

Address for Notices:

303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE 1

PATENTS AND TRADEMARKS

Exhibit 10.6

GUARANTY

This GUARANTY, made effective as of August 14, 2024, is given by Roost Enterprises, Inc., a Delaware corporation, reAlpha Acquisitions, LLC, a Delaware limited liability company, reAlpha Acquisitions Churchill, LLC, a Delaware limited liability company, reAlpha Realty, LLC, a Delaware limited liability company, Rhove Real Estate 1, LLC, a Delaware limited liability company, and Naamche Inc., a Delaware corporation (each, a “Guarantor”, and collectively, the “Guarantors”), for the benefit of Streeterville Capital, LLC, a Utah limited liability company, and its successors, and permitted transferees and assigns (collectively “Lender”).

PURPOSE

A. reAlpha Tech Corp., a Delaware corporation and parent of Guarantors (“Borrower”), has issued to Lender that certain Secured Promissory Note of even date herewith in the original face amount of $5,455,000.00 (as amended, restated or otherwise modified, the “Note”).

B. The Note was issued pursuant to the terms of a Note Purchase Agreement of even date herewith between Borrower and Lender (as amended, restated or otherwise modified, the “Purchase Agreement”).

C. Lender agreed to provide the financing to Borrower evidenced by the Note only upon the inducement and representation of each Guarantor that such Guarantor would guaranty all indebtedness, liabilities and obligations of Borrower owed to Lender under the Note and all the other Transaction Documents (as defined in the Purchase Agreement), as provided herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to enter into the Transaction Documents and provide the financing contemplated therein, each Guarantor hereby agrees for the benefit of Lender as follows:

GUARANTY

1. Indebtedness Guaranteed. Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of the Obligations (as defined below), as and when the same (including without limitation portions thereof) become due and payable. Guarantor acknowledges that the amount of the Obligations may exceed the original principal amount of the Note. Guarantor further acknowledges that the foregoing guaranty is made for the timely payment and performance of each of the Obligations and is not merely a guaranty of collection. For purposes of this Guaranty, “Obligations” means (a) all loans, advances, debts, liabilities and obligations, arising on or after the date of this Guaranty, whether documented or undocumented, owed by Borrower or Guarantor to Lender, whether created by the Note, the Purchase Agreement, any other Transaction Documents or arising thereafter, any modification or amendment to any of the foregoing, and (b) all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a) and (b) and the performance of the covenants and agreements of Borrower contained in the Note and the other Transaction Documents.

2. Representations and Warranties. Each Guarantor hereby represents and warrants to Lender that:

(a) Guarantor is a corporation, organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

(b) Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.

(c) This Guaranty constitutes Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Guarantor, (ii) violate or contravene any provision of Guarantor’s organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on Guarantor’s part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

(f) There are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to Guarantor, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

(g) (i) This Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is, or will become on or after the date of this Guaranty, indebted, (ii) Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty, (iii) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Lender, and (iv) Guarantor does not intend to incur debts that will be beyond Guarantor's ability to pay as such debts become due.

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(h) Guarantor has examined or has had the full opportunity to examine the Note and all the other Transaction Documents, all the terms of which are acceptable to Guarantor.

(i) This Guaranty is given in consideration of Lender entering into the Transaction Documents and providing financing thereunder.

(j) Guarantor has received adequate consideration and at least a reasonably equivalent value in exchange for the giving of this Guaranty, which Guarantor hereby acknowledges having received, and thereby will materially benefit from the financial accommodations granted to Borrower by Lender pursuant to the Transaction Documents. Lender may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefitted by Lender’s extension of credit accommodations to Borrower and Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits. As such, this Guaranty is a valid and binding obligation of Guarantor. Guarantor further covenants and agrees that it will not use lack of consideration as a defense to its performance of its obligations under this Guaranty.

3. Alteration of Obligations. In such manner, upon such terms and at such times as Lender and Borrower deem best and without notice to Guarantor, Lender and Borrower may alter, compromise, accelerate, extend, renew or change the time or manner for the payment of any Obligation, increase or reduce the rate of interest on the Note, release Borrower, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or non-exercise by Lender of any right available to Lender, no dealing by Lender with Guarantor or any other guarantor, endorser of the note or any other person, and no change, impairment or release of all or a portion of the obligations of Borrower under any of the Transaction Documents or suspension of any right or remedy of Lender against any person, including, without limitation, Borrower and any other such guarantor, endorser or other person, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Lender. Guarantor acknowledges that its obligations hereunder are independent of the obligations of Borrower.

4. Waiver. To the extent permitted by law, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights or remedies, including (without limitation) (a) any right to require Lender to proceed against Borrower or any other person or to pursue any other remedy in Lender’s power before proceeding against Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness, liability or obligation or of any action or non-action on the part of Borrower, Lender, any endorser or creditor of Borrower or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or liability or evidence of indebtedness held by Lender as collateral or in connection with any Obligation hereby guaranteed; (d) any defense based upon an election of remedies by Lender which may destroy or otherwise impair the subrogation rights of Guarantor or the right of Guarantor to proceed against Borrower for reimbursement, or both; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of any Obligation; (g) any defense arising because of Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; (h) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by Guarantor hereunder, including, without limitation, any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; and (j) any obligation of Lender to pursue any other guarantor or any other person, or to foreclose on any collateral.

5. Bankruptcy. So long as any Obligation shall be owing to Lender, Guarantor shall not, without the prior written consent of Lender, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Borrower. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower, or by any defense which Borrower may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

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6. Claims in Bankruptcy. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against Borrower relating to any indebtedness, liability or obligation of Borrower owed to Guarantor and will assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or Lender’s nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be deemed satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If at any time the holder of the Note is required to refund to Borrower any payments made by Borrower under the Note because such payments have been held by a bankruptcy court having jurisdiction over Borrower to constitute a preference under any bankruptcy, insolvency or similar law then in effect, or for any other reason, then in addition to Guarantor’s other obligation under this Guaranty, Guarantor shall reimburse the holder in the aggregate amount of such refund payments.

7. Costs and Attorneys’ Fees. If Borrower or Guarantor fails to pay all or any portion of any Obligation, or Guarantor otherwise breaches any provision hereof or otherwise defaults hereunder, Guarantor shall pay all such expenses and actual attorneys’ fees incurred by Lender in connection with the enforcement of any obligations of Guarantor hereunder, including, without limitation, any attorneys’ fees incurred in any negotiation, alternative dispute resolution proceeding subsequently agreed to by the parties, if any, litigation, or bankruptcy proceeding or any appeals from any of such proceedings.

8. Cumulative Rights. The amount of Guarantor’s liability and all rights, powers and remedies of Lender hereunder and under any other agreement now or at any time hereafter in force between Lender and Guarantor, including, without limitation, any other guaranty executed by Guarantor relating to any indebtedness, liability or obligation of Borrower owed to Lender, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lender by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness, liability or obligation of Borrower owed to Lender.

9. Independent Obligations. The obligations of Guarantor hereunder are independent of the obligations of Borrower and, to the extent permitted by law, in the event of any breach or default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. Lender may maintain successive actions for other breaches or defaults. Lender’s rights hereunder shall not be exhausted by Lender’s exercise of any of Lender’s rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid and fully performed.

10. Severability. If any part of this Guaranty is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Guaranty shall remain in full force and effect.

11. Successors and Assigns. This Guaranty shall inure to the benefit of Lender, Lender’s permitted successors and assigns, including the permitted assignees of any Obligation, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor. This Guaranty may be assigned by Lender to its affiliates that are permitted assignees of the Obligations, with prior written notice to Guarantor, with respect to such Obligations, and when so assigned, Guarantor shall be liable to such assignee under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any Obligations retained by Lender, provided that any such assignee agrees in writing to by bound by the terms of all Transaction Documents as though an original party thereto. Except as set forth above, Lender may not assign its rights or obligations under this Guaranty or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Guarantor, and any such attempted assignment or delegation shall be null and void.

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12. Notices. Whenever Guarantor or Lender shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by confirmed facsimile,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the address for such party (or the Borrower, in respect of notices delivered to the Guarantor) set forth in the Purchase Agreement (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto).

13. Application of Payments or Recoveries. With or without notice to Guarantor, Lender, in Lender’s sole discretion and at any time and from time to time and in such manner and upon such terms as Lender deems fit, may (a) apply any or all payments or recoveries from Borrower or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as Lender may determine, to any indebtedness, liability or obligation of Borrower owed to Lender, whether or not such indebtedness, liability or obligation is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Borrower any payment received by Lender in connection with any Obligation and payment of the amount refunded shall be fully guaranteed hereby.

14. Setoff. Lender shall have a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of, or on deposit with, Lender (if any), whether held in a general or special account or deposit, or for safekeeping or otherwise. Such right is in addition to any right of setoff Lender may have by law. All rights of setoff may be exercised without notice or demand to Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff, or by any delay in doing so. Every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender.

15. Miscellaneous.

15.1 Governing Law and Venue. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Guarantor consents to and expressly agrees that exclusive venue for the arbitration of any dispute arising out of or relating to this Guaranty or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement, Guarantor hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

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15.2 Arbitration of Claims. The parties hereto hereby incorporate by this reference the arbitration provisions set forth as an exhibit to the Purchase Agreement (“Arbitration Provisions”). The parties shall submit all Claims (as defined in the Arbitration Provisions) arising under this Guaranty or other agreements between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Guaranty. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in the Purchase Agreement. By executing this Guaranty, Guarantor represents, warrants and covenants that Guarantor has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Guarantor will not take a position contrary to the foregoing representations. Guarantor acknowledges and agrees that Lender may rely upon the foregoing representations and covenants of Guarantor regarding the Arbitration Provisions.

15.3 Entire Agreement. Except as provided in any other written agreement now or at any time hereafter in force between Lender and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Lender with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lender unless expressed herein.

15.4 Construction. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever. The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

15.5 Waiver. No provision of this Guaranty or right granted to Lender hereunder can be waived in whole or in part nor can Guarantor be released from Guarantor’s obligations hereunder except by a writing duly executed by an authorized officer of Lender.

15.6 No Subrogation. Until all indebtedness, liabilities and obligations of Borrower owed to Lender have been paid in full, Guarantor shall not have any right of subrogation.

15.7 Survival. All representations and warranties contained in this Guaranty shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations.

15.8 Joint and Several Liability. Guarantor’s covenants, obligations and agreements set forth herein are joint and several liabilities and obligations of Guarantor together with every other guarantor of the Obligations, if any.

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty to be effective as of the date first set forth above.

Roost Enterprises, Inc.

By:
____________________________,____________________

reAlpha Acquisitions, LLC

By:
____________________,____________________________

reAlpha Acquisitions Churchill, LLC

By:
____________________,____________________________

reAlpha Realty, LLC

By:
____________________,____________________________

Rhove Real Estate 1, LLC

By:
____________________,____________________________

Naamche, Inc.

By:
____________________,____________________________

[Signature Page to Guaranty]

Exhibit 10.7

Placement Agency Agreement

August 14, 2024

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017

Attention: Giri Devanur, Chief Executive Officer

Dear Mr. Devanur:

This letter agreement (the “Agreement”) constitutes the agreement between Maxim Group LLC (“Maxim” or the “Placement Agent”) and reAlpha Tech Corp., a Delaware corporation (the “Company”), pursuant to which Maxim shall serve as the lead placement agent for the Company in connection with the proposed private placement (the “Placement”) of Secured Original Issue 8.75% Discount Notes of the Company (the “Notes”). The Placement Agent agrees to solicit offers to purchase the Notes on a “reasonable best efforts” basis. The terms of the Placement shall be mutually agreed upon by the Company, Maxim and the purchasers of the Notes (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein shall be construed as Maxim having the power or authority to bind the Company or any Purchaser or shall constitute an obligation of the Company to issue the Notes or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including, but not limited to, the Purchase Agreement (as hereinafter defined) and the Notes, shall be collectively referred to herein as the “Transaction Documents.” Each date on which there is a closing (each a “Closing”) of the Placement shall be referred to herein as a “Closing Date.” The Company expressly acknowledges and agrees that Maxim’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by Maxim to purchase the Notes or introduce the Company to investors and does not ensure the successful placement of the Notes or any portion thereof or the success of Maxim with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Notes to any Purchaser will be evidenced by a purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and Maxim. Prior to the signing of the Purchase Agreement, officers of the Company will be reasonably available during normal business hours to answer inquiries from prospective Purchasers.

Notwithstanding anything herein to the contrary, in the event Maxim determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of Maxim to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

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SECTION 1. COMPENSATION. As compensation for the services provided by Maxim hereunder, the Company agrees to pay to Maxim:

(A)	A cash fee payable in dollars equal to three and three quarters percent (3.75%) of the gross proceeds received by the Company from Purchasers at each Closing (the “Cash Compensation”). The Cash Compensation shall be paid to Maxim by wire transfer on the date of each Closing of the Placement from the gross proceeds of the Notes sold.

(B)	The Company also agrees to reimburse Maxim at each Closing for all of Maxim’s reasonable accountable expenses, including, without limitation, fees and disbursements of Maxim’s counsel, incurred by Maxim in connection with the Placement, which aggregate amount for the entire Placement shall not exceed $10,000.

(C)	If within nine (9) months of the Closing, the Company completes any financing of equity or equity-linked capital-raising activity with, or receives proceeds from, any of the investors that were introduced to the Company by the Placement Agent in connection with the Placement, then the Company shall pay to the Placement Agent upon closing of such financing or receipt of such proceeds the compensation equivalent to that set forth in Section 1(A) herein.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties (together with any related disclosures in any disclosure schedules appended thereto) made by the Company to the Purchasers in the Transaction Documents, is hereby incorporated herein by reference (as though fully restated herein) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants to the Placement Agent that:

(A) (i) the Company has full right, power and authority to enter into this Agreement and the Transaction Documents and to perform all of its obligations hereunder and thereunder; (ii) each of this Agreement and the Transaction Documents has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby does not conflict with or result in a breach of, in any material respect, (y) the Company’s certificate of incorporation or by-laws or other charter documents or (z) any agreement to which the Company is a party or by which any of its property or assets is bound.

(B) All disclosure provided by the Company to the Placement Agent regarding the Company, its business and the transactions contemplated hereby, taken together with all filings the Company has made with the Securities and Exchange Commission, is true and correct in all material aspects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each filing made by the Company with the Securities and Exchange Commission since January 1, 2023 did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the best of the Company’s knowledge and belief, other than the current capital raising (of which this Agreement relates), no event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under the applicable laws, rules or regulations, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

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(C) The Company has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). In effecting the Placement, the Company agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements).

(D) The Company has the power to submit, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive personal jurisdiction of any New York State or United States federal court located in the City of New York, Borough of Manhattan, (each, a “New York Court”). The Company has the power to designate, appoint and authorize, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Placement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 10 of this Agreement.

SECTION 3. REPRESENTATIONS OF MAXIM. Maxim represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Notes by Maxim, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation; (v) has full power and authority to enter into and perform its obligations under this Agreement, (vi) has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Act; (vii) in effecting the Placement, the Placement Agent agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements), (viii) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of Maxim enforceable in accordance with its terms, and (ix) neither the Placement Agent, any person compensated for soliciting investors in the Placement, nor any general partner, managing member, executive officer, director or officer of the Placement Agent participating in the Placement is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2). Maxim will immediately notify the Company in writing of any change in its status as such. Maxim covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

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SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder shall be until the earliest of (i) the final Closing Date of the Placement, (ii) August 31, 2024 and (iii) the date each party mutually agrees to terminate the engagement (the period of time during which this Agreement remains in effect is referred to herein as the “Term”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality and indemnification and contribution contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement. The Placement Agent agrees not to use nor disclose any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. MAXIM INFORMATION. The Company agrees that any information or advice rendered by Maxim in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose the advice or information in any manner without Maxim’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP; SECURITIES AND OTHER LAW COMPLIANCE.

(A) This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Maxim is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Maxim hereunder, all of which are hereby expressly waived.

(B) The Company, at its own expense, will use its reasonable best efforts to obtain any registration, qualification or approval required to sell the Notes under the laws (including U.S. state “blue sky” laws) of any applicable jurisdictions.

SECTION 8. CLOSING. The obligations of the Placement Agent hereunder and each Closing pursuant to the Purchase Agreement are subject to the accuracy, when made and on each Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged by the Placement Agent:

(A) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Notes and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

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(B) Intentionally omitted.

(C) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited or unaudited financial statements included or incorporated by reference in its reports publicly filed with the Securities and Exchange Commission, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto and (ii) since such date there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material change, or any development involving a prospective material change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its subsidiaries, otherwise as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto or the Company’s reports publicly filed with the Securities and Exchange Commission, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated by the Purchase Agreement and disclosure schedules thereto.

(D) Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in the Company’s securities generally on the applicable trading market shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Securities and Exchange Commission or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) that makes it, in the sole and reasonable judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated by the Purchase Agreement.

(E) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Notes or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Notes or materially and adversely affect the business or operations of the Company.

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(F) The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

(G) On or prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request, including an officer certificate in form and substance reasonably acceptable to the Placement Agent.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 9. POST-CLOSING. The Placement Agent shall receive within a reasonable time after the Closing Date the favorable opinion of legal counsel to the Company identified in the Purchase Agreement, dated as of such date, addressed to the Placement Agent in form and substance satisfactory to the Placement Agent.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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SECTION 11. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Maxim and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Notes, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants set forth in the Purchase Agreement.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Maxim the enclosed copy of this Agreement.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Ritesh Veera
	Name:	Ritesh Veera
	Title:	Co-Head of Investment Banking

Address for notice:

Attention: Email:

Accepted and Agreed to as of

the date first written above:

REAPLHA TECH CORP.

By:	/s/ Michael Logozzo
	Name:	Michael Logozzo
	Title:	President

Address for notice:

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ADDENDUM A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Addendum shall have the meanings ascribed to such terms in the Agreement to which this Addendum is attached:

In addition to and without limiting any other right or remedy available to the Placement Agent and the Indemnified Parties (as hereinafter defined), the Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, the transactions contemplated by the Agreement, including, without limitation, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence, willful misconduct or bad faith of the Indemnified Party seeking indemnification hereunder.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence, willful misconduct or bad faith.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder unless the Indemnified Party’s ability to defend such action, suit, proceeding or investigation is impaired by such failure. If counsel for an Indemnified Party reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Indemnified Party, the Indemnified Party shall have the right to retain a separate counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of no more than one such separate counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Giri Devanur, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of reAlpha Tech Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15-d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including any consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	[Paragraph intentionally omitted in accordance with SEC Release Nos. 34-47986 and 34-54942];

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2024

/s/ Giri Devanur
Giri Devanur
Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Michael J. Logozzo, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of reAlpha Tech Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15-d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including any consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	[Paragraph intentionally omitted in accordance with SEC Release Nos. 34-47986 and 34-54942];

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2024

/s/ Michael J. Logozzo
Michael J. Logozzo
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION

In connection with the periodic report of reAlpha Tech Corp. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2024, as filed with the Securities and Exchange Commission (the “Report”), we, Giri Devanur, Chief Executive Officer (Principal Executive Officer) and Michael J. Logozzo, Interim Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 14, 2024

/s/ Giri Devanur
Giri Devanur
Chief Executive Officer
(Principal Executive Officer)

/s/ Michael J. Logozzo
Michael J. Logozzo
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of reAlpha Tech Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.